Exhibit 10.4

$130,000,000

TERM LOAN CREDIT AGREEMENT

Dated as of September 20, 2016

Among

CLSIP HOLDINGS LLC,

as Holdings,

CLSIP LLC,

as Borrower,

THE LENDERS PARTY HERETO,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

-i-

(continued)

-ii-

(continued)

		Page
	ARTICLE VI
	Negative Covenants
	33

SECTION 6.01.	Indebtedness	33
SECTION 6.02.	Liens	33
SECTION 6.03.	Sale and Lease Back Transactions	34
SECTION 6.04.	Investments, Loans and Advances	34
SECTION 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	34
SECTION 6.06.	Restricted Payments	34
SECTION 6.07.	Transactions with Affiliates	35
SECTION 6.08.	Business of the Borrower	35
SECTION 6.09.	Limitation on Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements	35
SECTION 6.10.	Subsidiaries	35
SECTION 6.11.	Fiscal Year; Accounting	35
SECTION 6.12.	Intellectual Property; IP Agreement	35

	ARTICLE VII
	Events of Default
	36

SECTION 7.01.	Events of Default	36

	ARTICLE VIII
	The Agents
	38

SECTION 8.01.	Appointment	38
SECTION 8.02.	Delegation of Duties	40
SECTION 8.03.	Exculpatory Provisions	40
SECTION 8.04.	Reliance by Agents	43
SECTION 8.05.	Notice of Default	43
SECTION 8.06.	Non-Reliance on Agents and Other Lenders	44
SECTION 8.07.	Indemnification	44
SECTION 8.08.	Agent in Its Individual Capacity	45
SECTION 8.09.	Successor Administrative Agent	45

-iii-

(continued)

-iv-

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of U.S. Tax Compliance Certificate
Exhibit C	Form of Collateral Agreement
Exhibit D	Form of Joinder
Exhibit E	Form of IP Agreement
Exhibit F	Form of Permitted Loan Purchase Assignment and Acceptance

Schedule 2.01	Initial Lenders
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.08	Subsidiaries
Schedule 3.12	Intellectual Property
Schedule 3.13	Anti-Money Laundering Laws
Schedule 9.01	Notice Information

-v-

TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (this “Agreement”), by and among CLSIP HOLDINGS LLC, a Delaware limited liability company (“Holdings”), CLSIP LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party hereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower, Holdings, the Administrative Agent and the Lenders have agreed to enter into this Agreement, pursuant to which the Lenders will provide Loans (as defined below) to the Borrower subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein, the parties agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement (including the recitals hereto), the following terms shall have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean (a) when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified and (b) when used with respect to the Borrower, in addition to any “Affiliate” specified in the foregoing clause (a), shall include the Fund and any person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Fund.

“Affiliate Lender” shall have the meaning assigned to such term in Section 9.21(a).

“Affiliate Loan” shall have the meaning assigned to such term in Section 2.13(a).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Anti-Money Laundering Laws” shall mean any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to the Borrower or its Affiliates related to terrorism financing or money laundering, including any applicable provision of Title III of the Uniting and Strengthening America by Providing

Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and acknowledged by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A to this Agreement or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” shall mean, with respect to any person, when such person files a petition or application seeking relief under the U.S. Bankruptcy Code (or other insolvency law) or becomes the subject of a bankruptcy or insolvency or examinership proceeding, or has had a receiver, interim receiver, receiver and manager, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, examiner or similar person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent (acting at the written direction of the Required Lenders), has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such person with immunity from the jurisdiction of courts within the U.S. or any other applicable jurisdiction or from the enforcement of judgments or writs of attachment on its assets or permits such person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such person.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof accounted for as a liability at such time determined in accordance with GAAP.

“CBI” shall mean CBI Distributing Corp., a Delaware corporation.

A “Change in Control” shall be deemed to occur if (i) at any time, Claire’s Stores shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of either the Borrower or Holdings; or (ii) at any time, Holdings shall fail to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Claire’s Stores” shall mean Claire’s Stores, Inc., a Florida corporation.

“Closing Date” shall mean the date on which the conditions precedent set forth in Article IV have been satisfied.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean the “Collateral” as defined in any Security Document and shall also include all other property that is subject to any Lien in favor of the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Documents.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as the Closing Date (as amended, supplemented or otherwise modified from time to time), among Holdings, the Borrower and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) on or prior to the Closing Date, the Collateral Agent shall have received from Holdings and the Borrower a counterpart of the Collateral Agreement in the form of Exhibit C to this Agreement, duly executed and delivered on behalf of such person;

(b) on or prior to the Closing Date, the Collateral Agent shall have received a pledge of all the issued and outstanding Equity Interests of the Borrower and the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements and intellectual property security agreements, or actions required by law or reasonably requested by the Collateral Agent (acting at the written direction of Required Lenders) to be filed, registered, recorded or taken to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or arrangements shall have been made by the Borrower for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(d) the Borrower shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(e) after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.08, and (ii) upon reasonable request by the Collateral Agent (acting at the written direction of Required Lenders), evidence of compliance with any other requirements of Section 5.08.

“Competitor” shall mean any business that owns or operates a specialty retail chain that derives 15% or more of its revenue for the trailing 12 months from the sale of costume jewelry or accessories targeted to girls or women.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall be entitled to receive any greater amount pursuant to Section 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Debt Fund Affiliate Lender” shall mean entities managed by the Fund or funds advised by its affiliated management companies that are primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in Holdings or the Borrower has the right to make any investment decisions.

“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both would constitute an Event of Default.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) either mandatorily or at the option of the holders thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the earlier of (x) the Final Maturity Date and (y) the date on which the Loans and all other Obligations that are accrued and payable are repaid in full; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States or other Governmental Authority pursuant to which Sanctions have been imposed on any person, entity, organization, country or regime, including without limitation the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Embargoed Person” shall mean (i) any country or territory that is the subject of a sanctions program administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or (ii) any party that (w) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC, (x) is a “designated national” pursuant to OFAC’s Cuban Assets Control Regulations (31 C.F.R. 515.305), (y) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of a sanctions program administered by OFAC or (z) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other requirement of law.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Transaction Documents” shall mean the Offer to Exchange by Claire’s Stores, Inc., the Borrower, Claire’s (Gibraltar) Holdings Limited, dated August 12, 2016 (as may be amended or supplemented), and all documents related to the exchange contemplated therein, including, without limitation, each of the “Term Loan Credit Agreements” referred to in such Offer to Exchange and attached thereto as Annexes A-1, A-2 and A-3, together with all collateral agreements, intercreditor agreements and other documents entered into in connection with any of the foregoing.

“Exchange Transactions” shall mean, collectively, the transactions that have or will occur pursuant to the Exchange Transaction Documents.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) any income Taxes imposed on (or measured by) its net income (however denominated or franchise Taxes imposed in lieu of net income Taxes) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes, (b) any branch profits Tax or any similar Tax that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender making a Loan, (x) except in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 2.19, any U.S. federal withholding Tax that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan (or designates a new lending office) except to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding Tax pursuant to Section 2.17(a) or Section 2.17(c) or (y) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(e) or Section 2.17(f) with respect to such Loan, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” shall mean any of Claire’s Stores’ issued and outstanding 8.875% Senior Secured Second Lien Notes due 2019, 7.750% Senior Notes due 2020, 10.500% Senior Subordinated Notes due 2017 and 10.500% PIK Senior Subordinated Notes due 2017 exchanged for Loans hereunder in the Exchange Transactions.

“FATCA” shall mean Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code) as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fee Letter” shall mean that certain fee letter, dated as of even date herewith, between the Borrower and Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller (or the equivalents in the relevant jurisdictions) of such person.

“Final Maturity Date” shall mean September 20, 2021.

“Foreign Lender” shall mean any Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Fund” shall mean Apollo Management VI, L.P. and other affiliated co-investment partnerships.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit, bank guarantee or other letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Initial Lenders” shall each person specified on Schedule 2.01 that (a) becomes party hereto by executing and delivering a Joinder pursuant to Section 2.03 and (b) holds a Loan pursuant to Section 2.01 on the Closing Date.

“Intellectual Property” shall have the meaning assigned to such term in the Collateral Agreement.

“Interest Payment Date” shall mean each February 15 and August 15, provided, that if any such date is not a Business Day, the Interest Payment Date shall be the next Business Day after such date.

“IP Agreement” shall mean that certain Intellectual Property Agreement, dated as of the Closing Date, by and among the Borrower and CBI in substantially the form of Exhibit E to this Agreement, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Joinder” shall mean a Joinder Agreement substantially in the form of Exhibit D to this Agreement.

“Lender” shall mean each Initial Lender (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04.

“lending office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Licensed IP” shall have the meaning assigned to such term in the IP Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan Documents” shall mean this Agreement, the Security Documents and any Note issued under Section 2.09(d).

“Loans” shall mean, collectively, the term loans made by the Lenders pursuant to Section 2.01.

“Local Time” shall mean New York City time.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or condition of the Borrower, taken as a whole, or the validity or enforceability of any of the material Loan Documents or the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders thereunder.

“Maturity Date” shall mean the earlier of (a) the date on which the outstanding Obligations become due and payable in accordance with the terms of this Agreement and (b) the Final Maturity Date.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Note” shall have the meaning assigned to such term in Section 2.09(d).

“Notes Offering Memorandum” shall mean the Offering Memorandum, dated September 6, 2012, in respect of additional Senior Secured First Lien Notes.

“Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including PIK Interest and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Agents or other Secured Parties under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Borrower and the obligations of Holdings under or pursuant to this Agreement and each of the other Loan Documents.

“OID” shall have the meaning assigned to such term in Section 2.21.

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording, or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest, penalties and additions related thereto (but not Excluded Taxes).

“Parent Entity” shall mean any direct or indirect parent of Holdings.

“Participant” shall have the meaning assigned to such term in Section 9.04(d).

“Permitted Indebtedness” shall have the meaning assigned to such term in Section 6.01.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase” shall have the meaning assigned to such term in Section 9.04(h).

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and an Affiliate Lender as an Assignee, as acknowledged by the Administrative Agent (if required by Section 9.04) in the form of Exhibit F or such other form as shall be approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that such Indebtedness: (a) has a weighted average life to maturity at the time such Permitted Refinancing Indebtedness is incurred that is not less than the shorter of (i) the remaining weighted average life to maturity of the Indebtedness being Refinanced and (ii) the weighted average life to maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Final Maturity Date were instead due on such date one year following the Final Maturity Date; (b) has a stated final maturity that is not earlier than the earlier of (x) the final stated maturity of the Indebtedness being Refinanced or (y) 91 days following the Final Maturity Date; provided, further, that clauses (a) and (b) above will not apply to any Refinancing of Indebtedness secured by a Lien.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“PIK Amount” shall have the meaning assigned to such term in Section 2.13(a).

“PIK Interest” shall have the meaning assigned to such term in Section 2.13(a).

“Platform” shall have the meaning assigned to such term in Section 9.17.

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Required Lenders” shall mean, at any time, Lenders having a majority in the aggregate principal amount of the outstanding Loans of all Lenders; provided, that prior to a Bankruptcy Event, the portion of any Loans held by Debt Fund Affiliate Lenders in the aggregate in excess of 49.9% of the Required Amount of Loans shall be disregarded in determining Required Lenders at any time. For purposes of the foregoing, “Required Amount of Loans” means, at any time, the amount of Loans required to be held by Lenders in order for such Lenders to constitute “Required Lenders” without giving effect to the foregoing proviso.

“Responsible Officer” of any Agent shall mean any officer within the department of such Agent administering this matter, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of such Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement; and (b) of any other person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Security Documents” shall mean the Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.08.

“Senior Secured First Lien Notes” shall mean the 9.00% Senior Secured First Lien Notes due 2019 in an aggregate principal amount of $1,125 million and the 6.125% Senior Secured First Lien Notes due 2020 in a principal amount of $210 million, in each case, issued by Claire’s Stores pursuant to the Senior Secured First Lien Notes Indenture.

“Senior Secured First Lien Notes Indenture” shall mean, collectively, the Indenture dated as of February 28, 2012 and the Indenture dated March 15, 2013 under which Claire’s Stores issued its Senior Secured First Lien Notes, in each case, among Claire’s Stores, certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time.

“Special Purpose Entity” shall mean, in the case of the Borrower, a limited liability company that, since the date of its formation and at all times on and after the date hereof, (i) shall be organized solely for the purpose of (a) owning the Licensed IP, (b) entering into and performing its obligations under the IP Agreement and (c) entering into and performing its obligations under this Agreement and the other Loan Documents (and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) (the foregoing (a) through (c), the “Permitted Activities”), (ii) shall not engage in any business unrelated to the Permitted Activities, (iii) shall not have any assets other than the Licensed IP, (iv) shall have no Indebtedness other than Permitted Indebtedness and (v) shall operate as an entity with assets and liabilities distinct from those of any of its Affiliates.

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Borrower shall be a Swap Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any Governmental Authority and any and all interest, penalties and additions related thereto.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and

Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements hereof and thereof. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Loans

SECTION 2.01. Debt Exchange. On the Closing Date, upon the satisfaction of the conditions set forth in Article IV, each Initial Lender severally agrees to deliver Existing Indebtedness in exchange for Loans in a principal amount for each such Initial Lender set forth opposite its name on Schedule 2.01 hereto. Once repaid, the Loans may not be reborrowed.

SECTION 2.02. [Reserved].

SECTION 2.03. Procedure for Closing. Each Initial Lender shall deliver Existing Indebtedness held by it in an amount set forth in the Joinder delivered by such Initial Lender in connection with the Exchange Transactions. Each Initial Lender that has taken the actions described in the preceding sentence shall be deemed to have made on the Closing Date, and shall have made, a Loan in the aggregate principal amount set forth opposite its name on Schedule 2.01 hereto. For the avoidance of doubt, the cashless exchange of Loans for Existing Indebtedness shall be the only means by which the Lenders shall make the Loans hereunder, and nothing in this Agreement shall (i) require any Lender to make its Loans by making funds available to the Administrative Agent or the Borrower or (ii) require the Administrative Agent to make any Loans or make funds available to the Borrower.

SECTION 2.04. [Reserved].

SECTION 2.05. [Reserved].

SECTION 2.06. [Reserved].

SECTION 2.07. [Reserved].

SECTION 2.08. [Reserved].

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by such Lender and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(e) The outstanding unpaid principal balance and all accrued and unpaid interest on the Loans shall be due and payable on the Maturity Date.

SECTION 2.10. [Reserved].

SECTION 2.11. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, without premium or penalty in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000. Prior to any prepayment of the Loans, the Borrower shall notify the Administrative Agent in writing not later than 2:00 p.m., Local Time, one (1) Business Day before the scheduled date of such prepayment, which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Loans. Each prepayment of Loans shall be applied to the Loans such that each Lender receives its ratable share of such prepayment (based upon the respective Loans held by the Lenders at the time of such prepayment). Prepayments of Loans shall be accompanied by accrued interest on the amount repaid.

SECTION 2.12. [Reserved].

SECTION 2.13. Interest.

(a) The Loans shall bear interest at a rate of 9.00% per annum. Subject to the immediately following sentence, accrued interest on each Loan shall be payable in arrears on each Interest Payment Date and upon the Maturity Date; provided, that (x) interest accrued pursuant to Section 2.13(b) shall be payable on demand and (y) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, interest accrued (such interest, the “PIK Amount”) on each Loan held by a Lender that is an Affiliate of the Borrower (each such Loan, an “Affiliate Loan”) shall not be payable in cash on each Interest Payment Date and upon the Maturity Date, but shall instead automatically be added to the principal amount of such Affiliate Loan on each Interest Payment Date and upon the Maturity Date and shall thereafter constitute principal for all purposes of this Agreement (such amount, inclusive of all PIK Amounts, the “PIK Interest”). The principal amount of the Loans increased by the addition of any PIK Amount may be evidenced in writing only by the Administrative Agent (at the direction of the Required Lenders), which writing shall be deemed to be correct absent manifest error.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Loans as provided in paragraph (a) of this Section; provided, that this paragraph (b) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(c) All interest hereunder shall be computed on the basis of a year of 365 days or 366, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.14. [Reserved].

SECTION 2.15. [Reserved].

SECTION 2.16. [Reserved].

SECTION 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of Holdings and the Borrower under any Loan Document shall be made free and clear of and without deduction for any Taxes, except where required by applicable law. If any applicable withholding agent shall be required by applicable law to deduct any Taxes from such payments, then (i) to the extent the deduction is on account of Indemnified Taxes or Other Taxes, the sum payable by Holdings or the Borrower, as applicable, shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, the Collateral Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, Holdings and the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each of Holdings and the Borrower shall indemnify each Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable by such Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of Holdings or the Borrower under any Loan Document and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Holdings or the Borrower to a Governmental Authority, Holdings or the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax or backup withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally eligible to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law, or as may reasonably be requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding tax or at a reduced rate. In addition, each Lender shall deliver such forms, if legally eligible to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate.

(f) Without limiting the generality of Section 2.17(e) above:

(A) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent or as otherwise required by applicable law), two executed originals, of whichever of the following is applicable: (i) duly completed Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), (iv) to the extent a Foreign Lender is not the beneficial owner, duly completed Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and additional Form W-8IMYs) as may be required, provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the benefits of the exemption for portfolio interest, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B on behalf of each such direct and indirect partner, or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(B) (i) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii) Notwithstanding anything herein to the contrary, the Borrower hereby agrees that the Administrative Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with FATCA for which the Administrative Agent shall not have liability. The Borrower agrees to indemnify and hold harmless the Administrative Agent for any losses it may suffer due to actions it takes to comply with FATCA. The terms of this section shall survive the termination of this Agreement and the resignation or removal of the Administrative Agent.

(C) Each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent two executed originals of Internal Revenue Service Form W 9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender.

(D) Notwithstanding any other provision of this Section 2.17, a Lender shall not be required to deliver any form pursuant to this section that such Lender is not legally eligible to deliver.

(g) If any Agent or Lender has received a refund (in cash or as an offset against other Taxes of the same type payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Holdings or the Borrower or with respect to which Holdings or the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to Holdings or the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Holdings or the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of such Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by such Agents or such Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, each of Holdings and the Borrower, upon the request of such Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to Holdings or the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.17 shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems in good faith to be confidential) to Holdings or the Borrower or any other person.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.17 or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, then unless otherwise provided with respect to such payment, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied pursuant to Section 4.02 of the Collateral Agreement.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption (but shall be under no obligation to do so), distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender with respect to Indemnified Taxes pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender with respect to Indemnified Taxes pursuant to Section 2.17, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from payments required to be made with respect to Indemnified Taxes pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non Consenting Lender by deeming such Non Consenting Lender to have assigned its Loans hereunder to one or more assignees; provided, that: (a) all Obligations of the Borrower owing to such Non Consenting Lender being replaced shall be paid in full to such Non Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within three Business Days after Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

SECTION 2.20. AHYDO. Notwithstanding anything to the contrary contained in this Agreement, if (1) the Loans remain outstanding after the fifth anniversary of the Closing Date and (2) the aggregate amount of the accrued but unpaid interest on the Loans (including any amounts treated as interest for federal income tax purposes, such as “original issue discount”) as of any Testing Date (as defined below) occurring after such fifth anniversary exceeds an amount equal to the Maximum Accrual (as defined below), then all such accrued but unpaid interest on the Loans (including any amounts treated as interest for federal income tax purposes, such as “original issue discount”) as of such time in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Borrower to the Lenders on such Testing Date, it being the intent of the parties hereto that the Loans will not be treated as an “applicable high yield debt obligation” under Sections 163(e)(5) and Section 163(i) of the Code and shall be interpreted consistently with such intent. For these purposes, the “Maximum Accrual” is an amount equal to the product of the Loans’ issue price (as defined in Code Sections 1273(b) and 1274(a)) and their yield to maturity, and a “Testing Date” is any regularly scheduled date on which interest is required to be paid hereunder and the date on which any “accrual period” (within the meaning of Section 1272(a)(5) of the Code) closes. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on the Loans is made.

SECTION 2.21. OID. The Borrower and the Lenders agree that: (i) the Loans are debt for federal income tax purposes; (ii) the Loans of each Lender constitute a single debt instrument for purposes of Sections 1271 through 1275 of the Code and the Treasury Regulations thereunder (pursuant to Treasury Regulations Section 1.1275-2(c)), such debt instrument is treated as issued with original issue discount (“OID”) solely as a result of the PIK Interest, and such debt instrument is described in Treasury Regulations Section 1.1272-1(c)(2) and therefore is governed by the rules set out in Treasury Regulations Section 1.1272-1(c), including Section 1.1272-1(c)(5), and is not governed by the rules set out in Treasury Regulations Section 1.1275-4; (iii) any calculation by the Borrower regarding the amount of OID for any accrual period on the Loans shall be subject to the review and approval of the Lenders; and (iv) they will adhere to this Agreement for federal income tax purposes and not take any action or file any tax return, report or declaration inconsistent herewith unless otherwise required due to a change in law. The inclusion of this Section 2.21 is not an admission by any Lender that it is subject to United States taxation.

ARTICLE III

Representations and Warranties

On the Closing Date, immediately after giving effect to the Exchange Transactions, the Borrower represents and warrants to each of the Agents and the Lenders that:

SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings and the Borrower is (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by Holdings and the Borrower of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Exchange Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings and the Borrower and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or bylaws of Holdings or the Borrower, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings or the Borrower is a party or by which it or any of their respective property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings or the Borrower, other than the Liens created by the Loan Documents and Permitted Liens.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by such person will constitute, a legal, valid and binding obligation of such person enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Exchange Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (e) filings or other actions listed on Schedule 3.04.

SECTION 3.05. Litigation; Compliance with Laws.

(a) There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings or the Borrower or any business, property or rights of such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of Holdings, the Borrower and its properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate), any law, rule or regulation or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06. Federal Reserve Regulations.

(a) Neither Holdings nor the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.07. Investment Company Act. Neither Holdings nor the Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.08. Subsidiaries.

(a) Schedule 3.08 sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

(b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of Holdings or the Borrower.

SECTION 3.09. Security Documents.

(a) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral (including Intellectual Property and the IP Agreement) described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent (or a designated bailee), and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other appropriate filings are filed in the appropriate offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of Holdings and the Borrower in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens).

(b) When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower thereunder in the Intellectual Property, in each case, prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Borrower after the Closing Date).

SECTION 3.10. [Reserved].

SECTION 3.11. No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.12. Intellectual Property; Licenses, Etc. Except as set forth in Schedule 3.12, the Borrower owns all right, title and interest in and to the Intellectual Property licensed by the Borrower to CBI as set forth in the IP Agreement, without conflict with the rights of any other person. To the Borrower’s knowledge, the use of such Intellectual Property does not interfere with, infringe upon, misappropriate or otherwise violate the intellectual property rights of any person, and no material claim or litigation regarding any of the foregoing is pending or threatened in writing.

SECTION 3.13. Anti-Money Laundering and Economic Sanctions Laws.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, none of Holdings, the Borrower or their Affiliates and none of the respective officers, directors or agents of such person has violated or is in violation of any applicable Anti-Money Laundering Laws. None of Holdings, the Borrower or their Affiliates or any director, officer, employee, agent, Affiliate or representative of such person (each, a “Specified Person”) is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is Holdings, the Borrower or their Affiliates located, organized or resident in a country or territory that is the subject of Sanctions.

(b) No Specified Person will use any proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any person for the purpose of financing the activities of or with any person or in any country or territory that, at the time of funding, is an Embargoed Person.

(c) Except to the extent conducted in accordance with applicable law, neither Holdings, the Borrower nor any of their Affiliates and none of the respective officers, directors, brokers or agents of such person acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

(d) Except as otherwise disclosed in Schedule 3.13, to the Borrower’s knowledge, within the past five years, the Borrower is in compliance in all material respects with and has not committed any material violation of applicable law or regulation, permit, order or other decision or requirement having the force or effect of law or regulation of any governmental entity concerning the importation of products, the exportation or re-exportation of products (including technology and services), the terms and conduct of international transactions and the making or receiving of international payments, including, as applicable, the Tariff Act of 1930, as amended, and other laws, regulations and programs administered or enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979, as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, as amended, the Trading With the Enemy Act, as amended, the Arms Export Control Act, as amended, the International Traffic in Arms Regulations, Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities, the embargoes and restrictions administered by the U.S. Office of Foreign Assets Control, the anti-boycott laws administered by the U.S. Department of Commerce and the anti-boycott laws administered by the U.S. Department of the Treasury.

SECTION 3.14. FCPA. None of Holdings, the Borrower nor any director, officer, agent, employee or Affiliate of Holdings or the Borrower is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-corruption laws. Holdings, the Borrower and their Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and the FCPA and will maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

SECTION 3.15. Reasonably Equivalent Value. The Borrower has incurred the Indebtedness hereunder and the granted the Liens on the Collateral contemplated under the Collateral Agreement in good faith and the Borrower has received reasonably equivalent value in exchange for such Indebtedness and grant of Liens. The Guarantee by Holdings under the Collateral Agreement has been made by Holdings in good faith and Holdings has received reasonably equivalent value in exchange for such Guarantee.

ARTICLE IV

Conditions of Closing Date

The obligations of the Lenders to make Loans shall become effective on the first date on which:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of each party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent (or its counsel) shall have received a true and correct copy of the executed IP Agreement.

(c) The Administrative Agent shall have received an executed Joinder from each Initial Lender.

(d) The Exchange Transactions have been consummated in accordance with their terms and all conditions precedent thereto have been satisfied or waived.

(e) The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a favorable written opinion (or opinions) of Morgan, Lewis & Bockius LLP, special New York counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters relating to the Loan Documents as the Lenders shall reasonably request.

(f) The Administrative Agent shall have received for each of Holdings and the Borrower each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

(i) a copy of the certificate of formation, including all amendments thereto, of such person, certified by the Secretary or Assistant Secretary of such person;

(ii) a certificate of the Secretary or Assistant Secretary or similar officer of such person dated the Closing Date and certifying:

(A) that attached thereto is a true and complete copy of the limited liability company agreement of such person as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B) that attached thereto is a true and complete copy of resolutions duly adopted by its managing member authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, if applicable, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C) that the certificate of formation of such person has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such person, and

(E) as to the absence of any pending proceeding for the dissolution or liquidation of such person;

(iii) a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and

(iv) such other documents as any Agent or the Lenders on the Closing Date may reasonably request (including without limitation, tax identification numbers and addresses).

(g) The elements of the Collateral and Guarantee Requirement required to be satisfied on the Closing Date shall have been satisfied, together with all attachments contemplated thereby, and the results of intellectual property, tax, judgment and Uniform Commercial Code searches with respect to Holdings and the Borrower and their respective property and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Lenders that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released.

(h) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act.

(i) The Administrative Agent shall have received evidence reasonably satisfactory to the Lenders of the Borrower’s ownership interest in the Intellectual Property constituting Collateral and specified as owned by it in the Collateral Agreement (including filings with the United States Patent and Trademark Office, United States Copyright Office and other registries, as applicable).

(j) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(k) No Event of Default or Default shall have occurred and be continuing.

(l) The Administrative Agent shall have received the Fee Letter executed by the Borrower.

For purposes of determining compliance with the conditions specified in this Article IV, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless a Responsible Officer of the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Agent and each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will:

SECTION 5.01. Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its legal existence and (ii) preserve and keep in full force and effect its existence as a Special Purpose Entity.

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises and authorizations necessary to the normal conduct of its business, and (ii) at all times maintain and preserve all tangible property necessary to the normal conduct of its business (in each case except as expressly permitted by this Agreement). Do or cause to be done all things necessary to preserve, maintain, prosecute, protect and enforce the Intellectual Property and perform under the IP Agreement.

SECTION 5.02. [Reserved].

SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) the Borrower shall have set aside on its books reserves in accordance with GAAP with respect thereto.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) (i) Within 90 days, for each fiscal year (commencing with the fiscal year ending January 28, 2017), a separate statement of cash flows for each of Holdings and the Borrower showing the financial position of such person as of the close of such fiscal year and (ii) within 90 days (or such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of annual reports on Form 10-K), for each fiscal year (commencing with the fiscal year ending January 28, 2017), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Claire’s Stores and its subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified as to scope of audit or as to the status of Claire’s Stores or any of Holdings or the Borrower as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Claire’s Stores and its subsidiaries on a consolidated basis in accordance with GAAP, subject to exceptions consistent with the presentation of financial information contained in the Notes Offering Memorandum (it being understood that the filing with the SEC of annual reports on Form 10-K of Claire’s Stores and its consolidated Subsidiaries, or delivery by the Claire’s Stores of such reports, shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b) (i) Within 45 days, for each of the first three fiscal quarters of each fiscal year, a separate statement of cash flows for each of Holdings and the Borrower showing the financial position of such person as of the close of such fiscal quarter and (ii) within 45 days (or such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of quarterly reports on Form 10-Q), for each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Claire’s Stores and its subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of Claire’s Stores on behalf of Claire’s Stores as fairly presenting, in all material respects, the financial position and results of operations of Claire’s Stores and its subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes, and to exceptions consistent with the presentation of financial information contained in the Notes Offering Memorandum (it being understood that the filing with the SEC of quarterly reports on Form 10-Q of Claire’s Stores and its subsidiaries, or the delivery by Claire’s Stores of such reports, shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein); and

(c) Within 15 days after filed with the SEC, any reports of Claire’s Stores filed on Form 8-K (it being understood that the filing with the SEC of reports on Form 8-K of Claire’s Stores and its subsidiaries, or the delivery by Claire’s Stores of such reports, shall satisfy the requirements of this Section 5.04(c)).

SECTION 5.05. Litigation and Other Notices.

(a) Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:

(b) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; and

(c) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings or the Borrower as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent (acting at the written direction of Required Lenders) or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings and the Borrower at reasonable times, upon reasonable prior notice to Holdings or the Borrower, as applicable, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent (acting at the written direction of Required Lenders) or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings or the Borrower with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08. Further Assurances; Additional Security. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Agent and each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (“Permitted Indebtedness”).

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including the Borrower) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) any Lien securing any Permitted Indebtedness;

(b) Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower in the ordinary course of business; and

(c) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights.

SECTION 6.03. Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, in each case, whether or not treated as a “sale-leaseback” under GAAP.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in, any other person other than investments in cash and cash equivalents.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division or business unit of any other person.

SECTION 6.06. Restricted Payments. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”); provided, however, that, so long as no Event of Default has occurred and is continuing, the Borrower may make Restricted Payments in cash to CBI and Claire’s Stores in an amount equal to the excess of (x) the sum of (A) the amount of cash held by the Borrower plus (B) so long as no payment default has occurred and is continuing under the IP License, the amount of scheduled payments to be received by the Borrower pursuant to the IP Agreement on or prior to the next scheduled Interest Payment Date over (y) the sum of (A) the amount of scheduled interest payments and other expenses of the Borrower required to be paid on or prior to the next Interest Payment Date under this Agreement and (B) $500,000.

SECTION 6.07. Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Equity Interests of the Borrower in a transaction, unless such transaction is otherwise permitted (or required) under this Agreement.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i) the IP Agreement,

(ii) Restricted Payments permitted under Section 6.06, including payments to CBI (and any Parent Entity), or

(iii) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity and the Borrower in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrower (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Borrower, Holdings or another Parent Entity and assets incidental to the ownership of the Borrower)).

SECTION 6.08. Business of the Borrower. Notwithstanding any other provisions hereof, engage at any time in any business or activity other than ownership of the Licensed IP, the performance of its obligations under the Loan Documents and any Permitted Refinancing Indebtedness and activities incidental or related thereto.

SECTION 6.09. Limitation on Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements. Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation, bylaws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower.

SECTION 6.10. Subsidiaries. Directly or indirectly form, create, organize, incorporate or acquire any subsidiaries.

SECTION 6.11. Fiscal Year; Accounting. Cause the end of its fiscal year to change to a date other than the Saturday closest to January 31, unless prior written notice of a change is given to the Administrative Agent.

SECTION 6.12. Intellectual Property; IP Agreement.

(a) Directly or indirectly, sell, transfer, convey, assign, abandon, allow to lapse, fail to renew or otherwise dispose of any Intellectual Property (including any transfer or other disposition required to be made as a result of the exercise of a call right pursuant to the IP Agreement).

(b) Fail to enforce its rights and perform its obligations under the IP Agreement in a manner materially adverse to the Borrower or the Secured Parties.

(c) Amend, amend and restate, supplement or otherwise modify the IP Agreement or agree to do any of the foregoing without the prior written consent of the Lenders not to be unreasonably withheld, conditioned or delayed.

ARTICLE VI A

Holdings Covenants

Holdings covenants and agrees with each Agent and each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the principal of and interest on each Loan, and all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien on any of the Equity Interests issued by the Borrower other than the Liens created under the Loan Documents, (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, (c) Holdings shall at all times own directly 100% of the Equity Interests of the Borrower and shall not sell, transfer or otherwise dispose of the Equity Interests in the Borrower and (d) Holdings will maintain its passive holding company status.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by Holdings or the Borrower herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or in the payment of any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by Holdings or the Borrower of any covenant, condition or agreement contained in Article VI or VIA, as applicable;

(e) default shall be made in the due observance or performance by Holdings or the Borrower of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (acting at the written direction of Required Lenders) to the Borrower;

(f) [Reserved];

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings or the Borrower, or of a substantial part of the property or assets of Holdings or the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or the Borrower or for a substantial part of the property or assets of Holdings or the Borrower or (iii) the winding up or liquidation of Holdings or the Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings or the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or the Borrower or for a substantial part of the property or assets of Holdings or the Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) (i) any material provision of any Loan Document shall for any reason cease to be or is asserted in writing by Holdings or the Borrower not to be a legal, valid and binding obligation of such person, (ii) any security interest created or purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings or the Borrower shall cease to be, or shall be asserted in writing by Holdings or the Borrower not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent (acting at the written direction of Required Lenders) shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by Holdings of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or the Borrower not to be in effect or not to be legal, valid and binding obligations; or

(k) the failure by Claire’s Inc., no later than 45 days after the consummation of the Exchange Transactions, either (x) to contribute no less than $11.5 million of cash to the capital of Claire’s Stores or (y) to pledge in favor of the Administrative Agent for the benefit of the Secured Parties $11.5 million of cash as collateral securing the Loans in an account subject to a customary form of account control agreement, all pursuant to documentation in form and substance reasonably satisfactory to the Required Lenders; provided, that Claire’s Inc. may at any time withdraw such cash from such account and contribute it to the capital of Claire’s Stores;

then, and in every such event (other than an event described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, acting at the written direction of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event described in paragraph (h) or (i) above, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Agents

SECTION 8.01. Appointment.

(a) Each Lender (in its capacity as a Lender) hereby irrevocably designates and appoints (i) the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents; and (ii) as the Collateral Agent as the agent of such Lender and the other Secured Parties under the Security Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

(b) In furtherance of the foregoing, each Lender (in its capacity as a Lender) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of Holdings and the Borrower to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In connection therewith, any Subagent appointed by the Collateral Agent pursuant to Section 8.02 or any agent appointed by the Administrative Agent as permitted hereunder shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) as though such Subagent or agent were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Each Lender (in its capacity as a Lender) irrevocably authorizes the Agents, (i) to release any Lien on any property granted to or held by the Agents under any Loan Document (A) upon payment in full of all Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) if approved, authorized or ratified in writing in accordance with Section 9.18 hereof. Upon request by either Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release its interest in particular types of items of property, or to release any Guarantor from its obligations under the Loan Documents.

(d) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Holdings or the Borrower, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.02. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent (acting at the written direction of Required Lenders). Should any instrument in writing from Holdings or the Borrower be required by any Subagent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, Holdings or the Borrower (as applicable) shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent selected by it with reasonable care.

SECTION 8.03. Exculpatory Provisions. (a) Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Holdings or the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Holdings or the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Holdings or the Borrower. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no

Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to a Responsible Officer of such Agent in writing by the Borrower or a Lender. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, or (v) the value or the sufficiency of any Collateral.

(b) No Agent shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) shall be the sole responsibility of the Borrower.

(c) Each Agent has accepted and is bound by this Agreement and the other Loan Documents executed by such Agent as of the date of this Agreement and, as directed in writing by the Required Lenders, each Agent shall execute additional Loan Documents delivered to it after the date of this Agreement; provided, however, that such additional Loan Documents do not adversely affect the rights, privileges, benefits and immunities of such Agent. Each Agent will not otherwise be bound by, or be held obligated by, the provisions of any loan agreement, indenture or other agreement governing the Obligations (other than this Agreement and the other Loan Documents to which such Agent is a party).

(d) No written direction given to any Agent by the Required Lenders or the Borrower or Holdings that in the sole judgment of such Agent imposes, purports to impose or might reasonably be expected to impose upon such Agent any obligation or liability not set forth in or arising under this Agreement and the other Loan Documents will be binding upon such Agent unless such Agent elects, at its sole option, to accept such direction.

(e) No Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(f) In no event shall any Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) No Agent shall be liable for any error of judgment made in good faith by a Responsible Officer of such Agent.

(h) Delivery of any reports, information and documents to the Agents is for informational purposes only and such Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder.

(i) No Agent shall be (i) required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as such Agent or (ii) required to take any enforcement action against the Borrower or Holdings or any other obligor outside of the United States.

(j) Beyond the exercise of reasonable care in the custody of the Collateral in its possession, each Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Each Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and no Agent will be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by such Agent in good faith.

(k) No Agent will be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. Each Agent hereby disclaims any representation or warranty to the present and future holders of the Obligations concerning the perfection or priority of the Liens granted hereunder or in the value of any of the Collateral.

(l) In the event that any Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in such Agent’s sole discretion may cause such Agent to be considered an “owner or operator” under any environmental laws or otherwise cause such Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, such Agent reserves the right, instead of taking such action, either to resign as Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. No Agent will be liable to any person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of such Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION 8.04. Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the Closing Date, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the Closing Date. Each Agent may consult with legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances provided herein) and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If any Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders or Required Lenders, as applicable, against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or the transactions contemplated hereby or thereby shall require any Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers.

SECTION 8.05. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless a Responsible Officer of such Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event any Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Subject to Section 8.04, each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of Holdings or the Borrower or any affiliate of such person, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Holdings, the Borrower or any Affiliate of such person that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such upon demand (and, with respect to any EEA Financial Institution, such amounts shall be deemed due and payable no later than six (6) days after demand therefor) (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), in the amount of its pro rata share (based on its Loans hereunder) (determined at the time such indemnity is sought), from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, charges, costs, expenses, or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, charges, costs, expenses or disbursements to the extent found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the resignation or removal of any Agent, the payment of the Loans and all other amounts payable hereunder and the exercise of Write-Down and Conversion Powers by an EEA Resolution Authority with respect to any Lender that is an EEA Financial Institution.

SECTION 8.08. Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with Holdings and the Borrower as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09. Successor Agent. Each Agent may resign in its capacity as such upon 10 days’ notice to the Lenders and the Borrower. If any Agent shall resign under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is 10 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of such Agent until such time, if any, as the Required Lenders appoint a successor administrative agent or collateral agent, as applicable. After any retiring Agent’s resignation as Administrative Agent or Collateral Agent, as applicable, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents.

SECTION 8.10. [Reserved].

SECTION 8.11. Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings or the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(f) Each Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means; provided, however, that the Borrower shall provide to each Agent an incumbency certificate listing authorized officers and containing specimen signatures of such authorized officers, which incumbency certificate shall be amended by the Borrower whenever a person is to be added or deleted from the listing. If the Borrower elects to give any Agent Instructions using Electronic Means and the Agent in its discretion elects to act upon such Instructions, the Agent’s understanding of such Instructions shall be deemed controlling. The Borrower understands and agrees that the Agents cannot determine the identity of the actual sender of such Instructions and that the Agents shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the incumbency certificate provided to such Agent have been sent by such authorized officer. The Borrower shall be responsible for ensuring that only authorized officers transmit such Instructions to the Agents and that the Borrower and all authorized officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower. No Agent shall be liable for any losses, costs or expenses arising directly or indirectly from such Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Borrower agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Agents, including without limitation the risk of such Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the applicable Agent immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Agents, or another method or system specified by such Agent as available for use in connection with its services hereunder.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by Holdings and the Borrower herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder or the termination of this Agreement.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and each Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent or, with respect to the Administrative Agent, acknowledgment (such consent or acknowledgment not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided, that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course; and

(B) the Administrative Agent; provided, that no acknowledgment of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to the Borrower or an Affiliate of the Borrower made in accordance with Section 9.04(h).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million, unless the Borrower otherwise consents; provided, that (1) no such consent of the Borrower shall be required if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment), if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be due in respect of a simultaneous assignment to more than one Affiliate of a Lender or Approved Fund;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and

(D) the Assignee shall not be the Borrower or any Affiliate of the Borrower except in accordance with Section 9.04(h).

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. The Administrative Agent shall have no responsibility to determine whether an assignee is an Approved Fund.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings or the Borrower or the performance or observance by Holdings or the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and is not a Competitor (unless the Borrower consents to assignments to such Assignee that is a Competitor); (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (d)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.17 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed) or the entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each Agent, each other party hereto and Holdings and the Borrower for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 9.04(h)), the Borrower or any Affiliate of the Borrower may purchase by way of assignment and become an Assignee with respect to Loans at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof (each, a “Permitted Loan Purchase”); provided, that, in respect of any Permitted Loan Purchase, (A) upon consummation of any such Permitted Loan Purchase, any Loans purchased by the Borrower shall be deemed to be automatically and immediately cancelled and extinguished and the Borrower will promptly notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of the Loans purchased by such Person, (B) in connection with any such Permitted Loan Purchase, the Borrower or Affiliate of the Borrower, as applicable, and such Lender that is the Assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Acceptance and (y) shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.04(b)(ii)(B)) and shall otherwise comply with the conditions to Assignments under this Section 9.04 and (D) no Default or Event of Default would exist immediately after giving effect on a pro forma basis to such Permitted Loan Purchase.

(i) Notwithstanding the foregoing, no assignment may be made or participation sold to a Competitor without the prior written consent of the Borrower. The Administrative Agent shall have no responsibility to determine whether an assignee is a Competitor.

SECTION 9.05. Expenses; Indemnity.

(a) The Borrower agrees to pay (i) all reasonable out of pocket expenses (including Other Taxes) incurred by each Agent in connection with the preparation of this Agreement and the other Loan Documents, or by each Agent in connection with the syndication of the Loans or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination and the reasonable fees, disbursements and charges of counsel to the Agents) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Exchange Transactions hereby contemplated shall be consummated), including the reasonable fees, charges and disbursements of Lindquist & Vennum LLP, counsel for the Agents and, the reasonable fees, charges and disbursements of such additional counsel as the Agents may require, and (ii) all out of pocket expenses (including Other Taxes) incurred by any Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the fees, charges and disbursements of counsel for the Administrative Agent (including any special and local counsel).

(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, obligations, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind, including reasonable counsel fees, charges and disbursements (except the allocated costs of in-house counsel), imposed on incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Exchange Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings or the Borrower or any of their Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, obligations, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to Holdings or the Borrower or any of their respective Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the resignation or removal of any Agent the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

(c) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes other than Taxes that represent losses, claims, damages, liabilities and expenses with respect to a non-Tax claim.

(d) To the fullest extent permitted by applicable law, Holdings and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) The agreements in this Section 9.05 shall survive the resignation or removal of any Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment.

(a) No failure or delay of any Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings or the Borrower in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders, and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the applicable Agent and consented to by the Required Lenders; provided, however, that no such agreement shall

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on any Loan without the prior written consent of each Lender directly affected thereby,

(ii) decrease the fees of any Lender or Agent without the prior written consent of such Lender or Agent, as applicable,

(iii) extend any date on which payment of interest on any Loan or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend the provisions of Section 4.02 of the Collateral Agreement, or any analogous provision of any other Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v) amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby; or

(vi) release all or substantially all the Collateral or release Holdings or the Borrower from its obligations under the Collateral Agreement without the prior written consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, any fee letter entered into between the Borrower and any Agent in connection with this Agreement shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general and exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court”, and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;

(b) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that

(i) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;

(ii) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 9.15(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(iii) the Administrative Agent and the Lenders may bring any legal action or proceeding against Holdings or the Borrower in any jurisdiction in connection with the exercise of any rights under any Security Documents; provided that Holdings and the Borrower shall be entitled to assert any claim or defense (including any claim or defense that this Section 9.15(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and

(iv) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;

(d) each party hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the applicable Agent, as the case may be, at the address specified in Section 9.01 or at such other address of which each Agent, any such Lender and the Borrower shall have been notified pursuant thereto; and

(e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to the preceding clause (c)) shall limit the right to sue in any other jurisdiction.

SECTION 9.16. Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating Holdings or the Borrower furnished to it by or on behalf of Holdings or the Borrower (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in violation of this Section 9.16, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings or the Borrower) and shall not reveal the same other than to its directors, trustees, officers, employees, accountants, auditors, attorneys and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to other Lenders and to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person is subject to this Section 9.16 or shall have been instructed to keep the same confidential in accordance with this

Section 9.16) and (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16).

SECTION 9.17. Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENTS IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. IN NO EVENT SHALL THE AGENTS HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF BORROWER MATERIALS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY AGENT HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).

SECTION 9.18. Release of Liens and Guarantees. Each Agent agrees to take such actions and execute and deliver documents as are reasonably requested by Holdings or the Borrower and at the Borrower’s expense to terminate the Liens and security interests and Guarantee created by the Loan Documents when all the Obligations (other than contingent indemnification Obligations and expense reimbursement claims to the extent no claim therefor has been made) are paid in full.

SECTION 9.19. [Reserved].

SECTION 9.20. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and each Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender or such Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.21. Affiliate Lender.

(a) Each Lender who is an Affiliate of the Borrower, excluding (x) the Borrower and its Subsidiaries and (y) any Debt Fund Affiliate Lender (each, an “Affiliate Lender”; it being understood that (x) any Loan purchased by the Borrower or its Subsidiaries shall be automatically cancelled and extinguished pursuant to Section 9.04(h) and (y) Debt Fund Affiliate Lenders and Affiliate Lenders may be Lenders hereunder in accordance with Section 9.04(h), subject in the case of Affiliate Lenders, to this Section 9.21), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, in each case prior to a Bankruptcy Event, agrees that, except with respect to any amendment, modification, waiver, consent or other action (1) described in clauses (i), (ii), (iii) or (iv) of the first proviso of Section 9.08(b) or (2) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionally adverse manner as compared to other Lenders, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a), it being understood that the Administrative Agent may only act in such capacity prior to the occurrence of a Bankruptcy Event.

(b) Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (1) attend (including by telephone) any meeting or discussions (or portion thereof) among any Agent or any Lender to which representatives of the Borrower are not then present, (2) receive any information or material prepared by or on behalf of any Agent or any Lender or any communication by or among any Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives or (3) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents. It shall be a condition precedent to each assignment to an Affiliate Lender that such Affiliate Lender shall have represented to the assigning Lender in the applicable Assignment and Acceptance Agreement, and notified the Administrative Agent in writing that it is (or will be, following the consummation of such assignment) an Affiliate Lender.

SECTION 9.22. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Holdings and the Borrower acknowledges (on its own behalf and on behalf of its Affiliates) and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between Holdings and the Borrower and their respective Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (B) each of Holdings and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Holdings and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agents and the Lenders is and has been acting solely as a principal and has not been, is not and will not be acting as an advisor, agent or fiduciary for Holdings or the Borrower, any of their respective Affiliates or any other person and (B) none of the Agents or Lenders has any obligation to Holdings or the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings and the Borrower and their respective Affiliates, and none of the Agents or Lenders has any obligation to disclose any of such interests to Holdings or the Borrower or any of their respective Affiliates. To the fullest extent permitted by applicable law, each of Holdings and the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.23. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first set forth above.

BORROWER: CLSIP LLC

By:	/s/ Stephen Sernett
Name: Stephen Sernett Title: Secretary

Signature Page to $130.0 Million Term Loan Credit Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION as Administrative Agent

By:	/s/ Meghan H. McCauley
Name:	Meghan H. McCauley
Title Assistant Vice President

Signature Page to $130.0 Million Term Loan Credit Agreement

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender][1]

3.	Borrower:	CLSIP LLC

4.	Administrative Agent:	Wilmington Trust, National Association, as administrative agent for the Lenders and collateral agent for the Secured Parties under the Credit Agreement.

[1]	Select as applicable.

5.	Credit Agreement:	Credit Agreement, dated as of September 20, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time), among, CLSIP Holdings LLC, a Delaware limited liability company (“Holdings”), CLSIP LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time and Wilmington Trust, National Association, as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties.

6.	Assigned Interest:

Aggregate Amount of Loans	Amount of Loans Assigned	Percentage Assigned of Loans[2]
$	$		%

Effective Date:                      , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[2]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name: Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Name: Title:

[Acknowledged:]3

Wilmington Trust, National Association, as Administrative Agent

By:
Name: Title:

[3]	To be added only if the acknowledgment of the Administrative Agent is required pursuant to Section 9.04 of the Credit Agreement.

[Consented to:]4

CLSIP LLC, as Borrower

By:
Name: Title:

[4]	To be added only if the consent of the Borrower is required pursuant to Section 9.04 of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it is an eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (vi) that it is not a Competitor; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes each Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT B

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among CLSIP Holdings LLC, a Delaware limited liability company (“Parent”), CLSIP LLC, a Delaware limited liability company (“Borrower”), the LENDERS party thereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by the Borrower or the Administrative Agent.

[NAME OF LENDER]

By:
Name: Title:
Date:	, 20[ ]

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among CLSIP Holdings LLC, a Delaware limited liability company (“Parent”), CLSIP LLC, a Delaware limited liability company (“Borrower”), the LENDERS party thereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on an IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such Lender.

[NAME OF PARTICIPANT]

By:
Name: Title:
Date:	, 20[ ]

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among CLSIP Holdings LLC, a Delaware limited liability company (“Parent”), CLSIP LLC, a Delaware limited liability company (“Borrower”), the LENDERS party thereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such Lender.

[NAME OF PARTICIPANT]

By:
Name: Title:
Date:	, 20[ ]

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain TERM LOAN CREDIT AGREEMENT, dated as of September 20, 2016 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among CLSIP Holdings LLC, a Delaware limited liability company (“Parent”), CLSIP LLC, a Delaware limited liability company (“Borrower”), the LENDERS party thereto from time to time, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by the Borrower or the Administrative Agent.

[NAME OF LENDER]

By:
Name: Title:
Date:	, 20[ ]

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

Dated and effective as of September 20, 2016,

among

CLSIP HOLDINGS LLC, as Holdings

CLSIP LLC,

as Borrower,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

		Page
	ARTICLE I
	DEFINITIONS

Section 1.01.	Credit Agreement	1

Section 1.02.	Other Defined Terms	1

	ARTICLE II
	GUARANTEE

Section 2.01.	Guarantee	5

Section 2.02.	Guarantee of Payment	5

Section 2.03.	No Limitations, Etc.	5

Section 2.04.	Reinstatement	7

Section 2.05.	Agreement To Pay; Contribution; Subrogation	7

Section 2.06.	Information	7

Section 2.07.	Maximum Liability	7

Section 2.08.	Payment Free and Clear of Taxes	7

	ARTICLE III
	PLEDGE OF SECURITIES

Section 3.01.	Pledge	8

Section 3.02.	Delivery of the Pledged Collateral	8

Section 3.03.	Representations, Warranties and Covenants	9

Section 3.04.	Registration in Nominee Name; Denominations	11

Section 3.05.	Voting Rights; Dividends and Interest, Etc.	12

	ARTICLE IV
	SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01.	Security Interest	13

Section 4.02.	Representations and Warranties	15

Section 4.03.	Covenants	18

Section 4.04.	Other Actions	20

Section 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	21

	ARTICLE V
	REMEDIES

Section 5.01.	Remedies Upon Default	23

Section 5.02.	Application of Proceeds	24

Section 5.03.	Securities Act, Etc.	25

i

(continued)

ii

GUARANTEE AND COLLATERAL AGREEMENT dated and effective as September 20, 2016 (this “Agreement”), among CLSIP HOLDINGS LLC, a Delaware limited liability company (“Holdings”), CLSIP LLC, a Delaware limited liability company (the “Borrower”) and Wilmington Trust, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to the Term Loan Credit Agreement dated as of September 20, 2016 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent.

The Lenders have agreed to extend term loans to the Borrower subject to the terms and conditions set forth in the Credit Agreement. Holdings is an affiliate of the Borrower, will derive substantial benefits from the extension of Loans to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such Loans. Accordingly, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“CBI” means CBI Distributing Corp., a corporation organized and existing under the laws of Delaware.

“Collateral” means the collective reference to Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, any right granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule II, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(e) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Guarantor” means Holdings.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, IP Licenses, Intellectual Property Assignment Agreements, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Agreement” means the “IP Agreement” as defined in the Credit Agreement.

“Intellectual Property Assignment Agreements” means (a) the Intellectual Property Assignment Agreement, dated as of September 20, 2016, by and among CBI Distributing Corp., Claire’s Stores, Inc., and CLSIP Holdings LLC and (b) the Intellectual Property Assignment Agreement, dated as of September 20, 2016, by and between CLSIP Holdings LLC and CLSIP LLC.

2

“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Collateral Agent (acting at the written direction of the Required Lenders).

“IP Licenses” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders arid franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule II hereto and the Intellectual Property Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” has the meaning assigned to such term in the Credit Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permitted Liens” means any Lien permitted by Section 6.02 of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

3

“Pledgors” shall mean the Borrower and Holdings.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by either the Borrower or Holdings under any Loan Document and (e) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof; which, as of the date hereof, includes only Borrower’s (i) undivided 17.50% ownership interest in and to the US Claire’s Marks, and (ii) undivided 100% ownership interest in and to the US Icing Marks.

“US Claire’s Marks” means the CLAIRE’S trademarks covered by the United States federal registrations listed on Schedule II, any existing variation of these marks as used in the United States, all common law rights in the United States to same, and the associated goodwill, and any new variations of these marks that may be later adopted by CBI and used or registered in the United States during the Term and Phase-Out Period (as defined in the Intellectual Property Agreement), which marks, existing variations, common law rights, associated goodwill and new variations are owned jointly by Borrower and CBI, with Borrower owning an undivided 17.50% ownership interest in and to such marks, common law rights and goodwill in the United States, and CBI owning an undivided 82.50% ownership interest in and to such marks, common law rights and goodwill in the United States.

“US Icing Marks” means the ICING trademarks covered by the United States federal registrations listed on Schedule II, any existing variation of these marks as used in the United States, all common law rights in the United States to same, and the associated goodwill, and any new variations of these marks that may be later adopted by Borrower and CBI and used

4

or registered in the United States during the Term and Phase-Out Period (as defined in the Intellectual Property Agreement), which marks, existing variations, common law rights, associated goodwill and new variations are owned exclusively by Borrower in the United States.

ARTICLE II

GUARANTEE

Section 2.01. Guarantee. The Guarantor unconditionally guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. The Guarantor waives presentment to, demand or payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02. Guarantee of Payment. The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

Section 2.03. No Limitations, Etc. (a) Except for termination of the Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.07, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and the Guarantor hereby waives any defense to the enforcement hereof by reason of:

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, increase in the Obligations with respect to, or any release from any of the terms or provisions of, any Loan Document or any other agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Obligations;

5

(iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Obligations);

(vi) any illegality, lack of validity or enforceability of any Obligation;

(vii) any change in the corporate existence, structure or ownership of either the Borrower or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such person or its assets or any resulting release or discharge of any Obligation;

(viii) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Administrative Agent, any other Secured Party or any other person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(ix) any action permitted or authorized hereunder; or

(x) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety.

The Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of the Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities). The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or exercise any other right or remedy available to them against the Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent

6

permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower, as the case may be, or any security.

Section 2.04. Reinstatement. The Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or otherwise.

Section 2.05. Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, the amount of such unpaid Obligation to the Administrative Agent for distribution to the applicable Secured Parties in cash or immediately available funds. Upon payment by the Guarantor of any sums to the Administrative Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07. Maximum Liability. The Guarantor, and by its acceptance of this guarantee, the Administrative Agent and each Secured Party hereby confirms that it is the intention of all such Persons that this guarantee and the Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Secured Parties and the Guarantor hereby irrevocably agree that the Obligations of the Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of the Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

Section 2.08. Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of the Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to the Guarantor mutatis mutandis.

7

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01. Pledge. As security for the payment or performance, as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule I) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include, (i) to the extent applicable law requires that a subsidiary of such Pledgor issue directors’ qualifying shares or similar shares, such shares or nominee or other similar shares, and (ii) as of the Closing Date for so long as a pledge of Equity Interests would violate applicable law, such Equity Interests; (b)(i) the debt obligations listed opposite the name of such Pledgor on Schedule I, (ii) any debt securities in the future issued to such Pledgor and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clauses (a) and (b) above; (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”). Notwithstanding anything to the contrary contained herein, the Equity Interests of the Borrower shall constitute Pledged Stock and Pledged Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.02. Delivery of the Pledged Collateral. (a) Each Pledger agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests or (ii) promissory notes or other instruments evidencing Indebtedness required to be delivered pursuant to paragraph (b) of this Section 3.02. If any Pledged Stock that is uncertificated on the date hereof shall hereafter become certificated, the applicable Pledgor shall promptly cause the certificate or certificates representing Pledged Stock to be delivered to the Collateral Agent, as agent for the Secured Parties, together with the accompanying stock powers or other documentation required by Section 3.02(c). None of the Pledgors shall permit any other party to “control” (for purposes of Section 8-106 of the New York UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any uncertificated securities that constitute Pledged Collateral other than the Collateral Agent, as agent for the Secured Parties.

8

(b) Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings or the Borrower or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent (acting at the written direction of the Required Lenders), to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (h) or (i) of the Credit Agreement unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent (acting at the written direction of the Required Lenders) may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Collateral Agent (acting at the written direction of the Required Lenders) may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) In the event any Pledged Securities constitute uncertificated securities and the issuer thereof is not a party hereto, the applicable Pledgor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent (acting at the written direction of the Required Lenders), either (i) cause such issuer to agree to comply with instructions from the Collateral Agent without further consent of any Pledgor or (ii) cause such issuer to register the Collateral Agent as the registered owner of such uncertificated security.

Section 3.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to Section 3.02(b);

9

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not Holdings or the Borrower or an Affiliate of either, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not Holdings or the Borrower or an Affiliate of either, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder, each Pledgor (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent, for the ratable benefit of the

10

Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Obligations;

(h) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral Agent (acting at the written direction of the Required Lenders);

(i) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any subsidiary of Pledgor whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Pledgor shall have first delivered 30 days written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent (acting at the written direction of the Required Lenders) to maintain the security interest of the Collateral Agent therein as a valid, perfected, first priority security interest (subject to Permitted Liens);

(j) The full and exact legal name (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date, the type of organization, the jurisdiction of organization (or formation, as applicable), and the organizational identification number (not tax i.d. number) of each Pledgor is set forth on Schedule VI. Schedule VI sets forth all of the Loan Parties as of the Closing Date;

(k) The chief executive office of each Pledgor is set forth on Schedule VII; and

(l) Except as set forth on Schedule VIII, no Pledgor has changed its name, jurisdiction of organization or formation, as applicable, or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or formation, as applicable, or otherwise) within the past five (5) years.

Section 3.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

11

Section 3.05. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the written direction of the Required Lenders) shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent (acting at the written direction of the Required Lenders) to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of

12

any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent (acting at the written direction of the Required Lenders) to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01. Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

13

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles, including Intellectual Property;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Letter of Credit Rights;

(xi) all Commercial Tort Claims;

(xii) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and the definitions of “Security Interest” and “Article 9 Collateral” shall not include, (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any property excluded from the definition of Pledged Collateral by virtue of the proviso to Section 3.01 hereof, (c) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (d) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other

14

applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (e) any Equipment owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment or (f) that portion of the US Claire’s Marks owned by CBI.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledger is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) a description of collateral that describes such property in any other manner necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request (acting at the written direction of the Required Lenders).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights unless required by the Collateral Agent (acting at the written direction of the Required Lenders), in its reasonable discretion.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

Section 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

15

(b) The information set forth in the schedules attached hereto is correct and complete, in all material respects, as of the Closing Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by such Pledgor for filing in each governmental, municipal or other office specified in Schedule III constitute all the filings, recordings and registrations (except to the extent that filings are required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any similar office in any other jurisdiction, in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been or will be promptly delivered by such Pledgor for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent (acting at the written direction of the Required Lenders), to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financings statements referred to above, and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law

16

in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Closing Date except as indicated on Schedule IV.

(f) Except as set forth in Schedule V, as of the Closing Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(g) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:

(i) The Intellectual Property Collateral set forth on Schedule II includes all of the Patents (and Patents for which United States applications are pending), domain names, registered Trademarks (and Trademarks for which United States registration applications are pending), registered Copyrights (and Copyrights for which United States registration applications are pending) and material IP Licenses owned by such Pledgor as of the date hereof.

(ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and, to the best of such Pledgor’s knowledge, is valid and enforceable.

(iii) Such Pledgor or CBI has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor or CBI has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral.

17

(iv) With respect to each IP License: (A) such Pledgor has not received any notice of termination or cancellation under such IP License; (B) such Pledgor has not received any notice of a breach or default under such IP License, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP License is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP License.

(v) No Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 4.03. Covenants. (a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Collateral Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral (subject only to Permitted Liens), for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent, in writing, if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent (acting at the written direction of the Required Lenders) may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

18

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent (but the Collateral Agent shall be under no obligation to do so), with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks or IP Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Borrower has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent (acting at the written direction of the Required Lenders) of the specific identification of such Article 9 Collateral.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement and the other provisions hereof.

19

(h) None of the Pledgors will, without the Collateral Agent’s prior written consent (such consent to be given or withheld at the written direction of the Required Lenders) (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement.

(i) Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent (acting at the written direction of the Required Lenders) reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter

20

acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent, in writing, of such uncertificated securities and (i) upon the Collateral Agent’s reasonable request (acting at the written direction of the Required Lenders) or (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent (acting at the written direction of the Required Lenders), either (x) cause the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Pledgor or such nominee, or (y) cause the issuer to register the Collateral Agent or its nominee as the registered owner of such security.

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million, such Pledgor shall promptly, and in any event within 10 Business Days, notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent (acting at the written direction of the Required Lenders).

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement: (a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark and (iii) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d) Each Pledgor shall notify the Collateral Agent promptly, in writing, if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s

21

ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same; provided, however, that it is understood that certain Trademarks may be subject to abandonment pursuant to Section 16.1 of the Intellectual Property Agreement, in the event of the termination or expiration of such agreement.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application filed by itself, or through any agent, employee, affiliate, licensee or designee, for any Patent with the United States Patent and Trademark Office and each application filed by itself, or through any agent, employee, affiliate, licensee or designee, for registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent (acting at the written direction of the Required Lenders), execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.

(f) Each Pledgor shall act in a commercially reasonable manner in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties; provided, however, that the respective rights and obligations of the Pledgors and CBI to take such actions are subject to the terms and conditions of the Intellectual Property Agreement.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent, in writing, and shall take commercially reasonable steps to promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances; provided, however, that the respective rights and obligations of the Pledgors and CBI to take such actions are subject to the terms and conditions of the Intellectual Property Agreement.

(h) Each Pledgor agrees to take all actions necessary to ensure that the security interest of the Collateral Agent in the Intellectual Property Agreement and the Intellectual Property Assignment Agreements shall at all times be a first priority perfected security interest, and no Pledgor shall permit any action to be taken (or not taken) to the extent that such action (or inaction) would impair the security interest of the Collateral Agent in the Intellectual Property Agreement or the Intellectual Property Assignment Agreements or the ability of the Collateral Agent to enforce its remedies hereunder in relation to the Intellectual Property Agreement or Intellectual Property Assignment Agreements.

22

ARTICLE V

REMEDIES

Section 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent (acting at the written direction of the Required Lenders) shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent (acting at the written direction of the Required Lenders) shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral,

23

or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent (acting at the written direction of the Required Lenders) may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase in cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds. The Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows: FIRST, to the payment of all costs and expenses incurred by any Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by any Agent hereunder or under any other Loan Document on behalf of

24

any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, and all other fees, indemnities and other amounts owing or reimbursable to any Agent under any Loan Document in its capacity as such; SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution); and THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

If, after receipt of any payment which is applied to the payment of all or any part of any Obligations, any Agent, Lender or other Secured Party is for any reason compelled to surrender such payment or proceeds to any person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Agent, Lender or other Secured Party and the Borrower shall be liable to pay to such Agent the Lenders, and the other Secured Parties, and shall indemnify each Agent, the Lenders and the other Secured Parties and shall hold each Agent, the Lenders and the other Secured Parties harmless for the amount of such payment or proceeds surrendered. The provisions of this paragraph shall be and remain effective notwithstanding any contrary action which may have been taken by any Agent, Lender or other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to such Agent’s, the Lenders’ and the other Secured Parties’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this paragraph shall survive the termination of this Agreement.

Section 5.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may

25

be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent (acting at the written direction of the Required Lenders), in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantor may have under applicable law (but subject to Section 6.03 hereof), the Borrower agrees that (a) in the event a payment shall be made by the Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify the Guarantor for the full amount of such payment and the Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of the Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify the Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02. [Reserved].

Section 6.03. Subordination; Subrogation. (a) The Guarantor hereby subordinates any and all debts, liabilities, receivables, advances and other Obligations owed to the Guarantor by the Borrower of whatever nature at any time outstanding (the “Subordinated Obligations”) to the Obligations to the extent and in the manner hereinafter set forth in this Section 6.03:

(i) Prohibited Payments, Etc. Except during the continuance of an Event of Default, the Guarantor may receive payments, receivables or advances from the Borrower on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, however, unless the Required Lenders otherwise agree, the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations until the Obligations have been paid in full in cash or immediately available funds.

26

(ii) Prior Payment of Guaranteed Obligations. In any proceeding under the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law relating to the Borrower, the Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash or immediately available funds of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, whether or not constituting an allowed claim in such proceeding (Post-Petition Interest)) before the Guarantor receives payment of any Subordinated Obligations.

(iii) Turn-Over. After the occurrence and during the continuance of any Event of Default, the Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Agreement.

(iv) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent (acting at the written direction of the Required Lenders) is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Obligations (including any and all Post-Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

(b) The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s Obligations under or in respect of the guarantee set forth in Article II or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under the guarantee set forth in Article II shall have been paid in full in cash or immediately available funds. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash or immediately available funds of the Obligations and all other amounts payable

27

under the guarantee set forth in Article II, such amount shall be received and held in trust for the ratable benefit of the Secured Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under the guarantee set forth in Article II, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Obligations or other amounts payable under such guarantee thereafter arising. If (i) the Guarantor shall make payment to any Secured Party of all or any part of the Obligations and (ii) all of the Obligations and all other amounts payable under the guarantee set forth in Article II shall have been paid in full in cash or immediately available funds, the Collateral Agent will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment made by the Guarantor pursuant to such guarantee.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

Section 7.02. Security Interest Absolute. All rights of each Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agents and a counterpart hereof shall have been executed on behalf of the Agents, and thereafter shall be binding upon such party and the Agents and their

28

respective permitted successors and assigns, and shall inure to the benefit of such party, the Agents and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or any Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (such consent to be given or withheld at the written direction of the Required Lenders). The Administrative Agent hereunder shall at all times be the same person that is the Administrative Agent under the Credit Agreement. The Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by any Agent pursuant to the Credit Agreement shall also constitute notice of resignation as such Agent under this Agreement. Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent under the Credit Agreement by a successor Administrative Agent or successor Collateral Agent, as applicable, that successor Administrative Agent or successor Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or successor Collateral Agent, as applicable, pursuant hereto.

Section 7.06. Agents’ Fees and Expenses; Indemnification. (a) The parties hereto agree that each Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor jointly and severally agrees to indemnify each Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, obligations, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, obligations, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

29

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the resignation or removal of any Agent, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

Section 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent (acting at the written direction of the Required Lenders) may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Each Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

30

Section 7.09. Waivers; Amendment. (a) No failure or delay by any Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle any such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Agent and either the Borrower or Holdings with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

31

Section 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually signed original.

Section 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15. Termination or Release. (a) This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds.

(b) In connection with any termination or release pursuant to Section 7.15(a), each Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, authorization to file UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of such Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that each Agent shall not be required to take any action under this Section 7.15(e) unless such Pledgor shall have delivered to such Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral,

32

which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Borrower or such Pledgor certifying that such termination or release is permitted by the Credit Agreement. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by any Agent.

Section 7.16. [Reserved].

Section 7.17. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

Section 7.18. Agents. The parties hereto agree that each Agent shall be afforded all of the rights, protections, indemnities, immunities and privileges afforded to such Agent under the Credit Agreement in connection with the execution of this Agreement and the performance of its obligations hereunder.

[Signature Page Follows]

33

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CLSIP LLC

By:
Name:
Title:

CLSIP HOLDINGS LLC

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Signature Page to Guarantee and Collateral Agreement]

SCHEDULE I

Pledged Interests

A.	Equity Interests

Name of Owner	Name of Issuer	Membership Interest
CLSIP Holdings LLC	CLSIP LLC	100%

B.	Debt Obligations

None.

C.	Debt Securities

None.

SCHEDULE II

Intellectual Property Collateral

A.	Patents

None.

B.	Domain Names

blingyourbff.com	clairesboutiques.com	icing.blackfriday
claires.adult	clairesboutiques.info	icing.boutique
claires.biz	clairesboutiques.us	icing.career
claires. blackfriday	clairescareers.com	icing. careers
claires. boutique	clairesclub.com	icing.com
claires. career	clairescorp.com	icing. fashion
claires. careers	clairescorporation.com	icing.info
claires.com	clairesglobalstyle.com	icing. marketing
claires.info	clairesglobalstyles.com	icing. social
claires. jobs	clairesinc.com	icing. us
claires. marketing	clairesint.com	icing.xxx (blocked)
claires.net	clairesmail.com	icingbyclaires.com
claires.org	clairesmail.net	icingice.com
claires. porn	clairesmail.org	icings.biz
claires. social	clairespromstyle.com	icings.info
claires. us	clairesretail.com	icings. us
claires.xxx (blocked)	clairessa.com	itsatclaires.com
clairesaccessories.biz	clairesstores.biz	secretsantacircle.com
clairesaccessories.com	clairesstores.info	theicing.biz
clairesaccessories.info	clairesstores. us	theicing.com
clairesaccessories. us	clairestores.biz	theicing.info
clairesboutique.biz	clairestores.com	theicing.net
clairesboutique.info	clairestores.info	theicing.org
clairesboutique. us	clairestores. us	theicing. us
clairesboutiques.biz	icing.biz

2

C.	Trademarks

1.	US Claire’s Marks

Country	Owners	Ownership Percentage	Mark	Classes	Status	Reg. No.
	CBI Distributing Corp.	82.50%
	CLSIP LLC	17.50%	IT’S AT CLAIRE’S	35	Registered	3817929
	CBI Distributing Corp.	82.50%	CLAIRE’S	14	Registered	1925359
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	3	Registered	3319826
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	9	Registered	2908857
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	16	Registered	2908859
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	25	Registered	1891172
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	42	Registered	1890335
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	20	Registered	2967212
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	35	Registered	2974652
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	5	Registered	1929317
United	CLSIP LLC	17.50%
States of	CBI Distributing Corp.	82.50%
America	CLSIP LLC	17.50%	CLAIRE’S	16	Registered	2978984
	CBI Distributing Corp.	82.50%	CLAIRE’S	35	Registered	3190839
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	24	Registered	2900024
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S	14	Registered	2996103
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%
	CLSIP LLC	17.50%	CLAIRE’S	25	Registered	2925470
	CBI Distributing Corp.	82.50%	CLAIRE’S	26	Registered	2908861
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%
	CLSIP LLC	17.50%	CLAIRE’S	3	Registered	2951866
	CBI Distributing Corp.	82.50%	CLAIRE’S	42	Registered	1956047
	CLSIP LLC	17.50%	ACCESSORIES
	CBI Distributing Corp.	82.50%	CLAIRE’S
	CLSIP LLC	17.50%	ACCESSORIES	42	Registered	1946557
	CBI Distributing Corp.	82.50%	CLAIRE’S
	CLSIP LLC	17.50%	ACCESSORIES and	35	Registered	2294937
			design

3

Country	Owners	Ownership Percentage	Mark	Classes	Status	Reg. No.
	CBI Distributing Corp.	82.50%	CLAIRE’S
	CLSIP LLC	17.50%	BOUTIQUES and	42	Registered	1514045
			design
	CBI Distributing Corp.	82.50%	CLAIRE’S CLUB	35	Registered	3343775
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S CLUB	25	Registered	2908868
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%
	CLSIP LLC	17.50%	CLAIRE’S CLUB	14	Registered	2908865
	CBI Distributing Corp.	82.50%	CLAIRE’S CLUB	26	Registered	2908191
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S CLUB	3	Registered	2908862
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S CLUB	18	Registered	2908866
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%
	CLSIP LLC	17.50%	CLAIRE’S CLUB	9	Registered	2908863
	CBI Distributing Corp.	82.50%	CLAIRE’S ETC.	42	Registered	2065959
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%
	CLSIP LLC	17.50%	CLAIRE’S ETC.	42	Registered	2064149
	CBI Distributing Corp.	82.50%	CLAIRE’S Logo	35	Registered	3602239
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%	CLAIRE’S Stylized
	CLSIP LLC	17.50%	with @ logo	35	Registered	2623039
	CBI Distributing Corp.	82.50%	SECRET SANTA	35	Registered	4005371
	CLSIP LLC	17.50%	CIRCLE
	CBI Distributing Corp.	82.50%	SENSITIVE
	CLSIP LLC	17.50%	SOLUTIONS	14	Registered	1951435
	CBI Distributing Corp.	82.50%	CLAIRE’S OUTLET	35	Registered	4610591
	CLSIP LLC	17.50%
	CBI Distributing Corp.	82.50%
	CLSIP LLC	17.50%	ICING BY CLAIRE’S	35	Registered	3050863

4

2.	US Icing Marks

Country	Owner	Trademark	Classes	Status	Reg. No.
United States of America	CLSIP LLC	ICING	3 , 9, 14, 18, 20, 25, 26, 35	Registered	3743653
	CLSIP LLC	ICING OUTLET	35	Registered	4544654
	CLSIP LLC	ICING STYLIZED	3 , 14, 16, 18, 21, 25, 26, 35	Registered	4610511
	CLSIP LLC	THE ICING	42	Registered	1466727
	CLSIP LLC	THE ICING	35	Registered	3461876
		THE ICING
	CLSIP LLC	ACCESSORIES &	35	Registered	2234841
		Design

D.	Copyrights

None.

E.	IP Agreements

Intellectual Property Agreement, dated as of the date hereof, by and among CLSIP LLC and CBI Distributing Corp.

5

SCHEDULE III

Filing Jurisdictions

GRANTOR	JURISDICTION
CLSIP Holdings LLC	Delaware
CLSIP LLC	Delaware

6

SCHEDULE IV

Commercial Tort Claims

None.

7

SCHEDULE V

Accounts and Inventory Not in the Ordinary Course of Business

None.

8

SCHEDULE VI

Legal Name; Type of Organization; Jurisdiction of Organization; Organizational Identification Number

	Type of Organization (e.g.
	corporation, limited liability	Jurisdiction of	Organizational
	company, limited	Organization/	Identification
Name of Loan Party	partnership)	Formation	Number
CLSIP LLC	Limited Liability Company	Delaware	6108190
CLSIP HOLDINGS LLC	Limited Liability Company	Delaware	6108680

9

SCHEDULE VII

Name of Loan Party	Address of Chief Executive Office
CLSIP LLC	2400 West Central Road, Hoffman Estates, Illinois 60192
CLSIP HOLDINGS LLC	2400 West Central Road, Hoffman Estates, Illinois 60192

10

SCHEDULE VIII

Changes to Entities

None.

11

EXHIBIT D

[FORM OF]

JOINDER AGREEMENT

Reference is made to the Term Loan Credit Agreement (as amended, supplemented or otherwise modified prior to the Closing Date, the “Credit Agreement”), among CLSIP LLC, a Delaware limited liability company (the “Borrower”), CLSIP Holdings LLC, a Delaware limited liability company (“Holdings”), Wilmington Trust, National Association, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties and the lenders named therein and from time to time party thereto.

SECTION 1.01. Defined Terms. Capitalized terms not defined herein (including in the caption hereto) shall have the meanings ascribed to them in the Credit Agreement.

SECTION 1.02. Joinder. (a) By execution of this Joinder Agreement (this “Joinder”), the undersigned (the “Joining Party”) shall, on the date on which the conditions set forth below in Section 1.04 have been satisfied (such date, the “Joinder Effective Date”), become a Lender of Loans under the Credit Agreement in an amount of Loans such Joining Party is entitled to receive pursuant to the Exchange Transactions in respect of its Notes (as defined below), which will be set forth on Schedule 2.01 to the Credit Agreement delivered to the Administrative Agent on or prior to the Closing Date and which amount such Joining Party hereby acknowledges to be true and accurate.

(b) The Joining Party, by execution of this Joinder, hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a Lender under the Credit Agreement from and after the Effective Date.

SECTION 1.03. Representations and Warranties. By execution of this Joinder, the Joining Party hereby represents and warrants:

(a) [that the Joining Party is an “Eligible Holder” as such term is defined in the Exchange Transaction Documents;]1

(b) that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms;

(c) that it has furnished (or, prior to the Closing Date, will furnish) to the Administrative Agent the Administrative Questionnaire and an executed (i) IRS Form W-9 or (ii) appropriate IRS Form W-8 (including a certificate of incorporation or other governing document in the case of delivery of an appropriate IRS Form W-8);

(d) that it has, independently and without reliance upon any Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Joinder and become party to the Credit Agreement and each other Loan Document as a Lender; and

[1]	Do not include if Borrower has agreed to waive this requirement with respect to the Joining Party as notified by the Borrower to the Administrative Agent.

(e) that set forth on Schedule A hereto, opposite the name of such Joining Party, is the amount of the Borrower’s Notes (as defined in the Exchange Transaction Documents) tendered by such Joining Party in the Exchange Transactions and the individual Voluntary Offer Instruction Number (each, a “VOI Number”) corresponding to the tender of such notes through The Depository Trust Company’s Automated Tender Offer Program (e.g., “ATOP”); provided, that notwithstanding the amount set forth on Schedule A, the amount of Loans the Joining Party is entitled to receive pursuant to the Exchange Transactions in respect of such Joining Party’s Notes will be set forth on Schedule 2.01 to the Credit Agreement.2

SECTION 1.04. Conditions. The Joinder Effective Date is subject to the satisfaction of the following condition precedent on or before the Closing Date: the Administrative Agent shall have executed a counterpart signature page to this Joinder and delivered it to the Joining Party.

SECTION 1.05. Applicable Law. THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 1.06. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 1.02. Delivery of an executed counterpart to this Joinder by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

SECTION 1.07. Headings. The Section headings used herein are for convenience of reference only, are not part of this Joinder and are not to affect the construction of, or to be taken into consideration in interpreting, this Joinder.

SECTION 1.08. Administrative Agent. The parties hereto agree that the Administrative Agent shall be afforded all of the rights, protections, indemnities, immunities and privileges afforded to it under the Credit Agreement in connection with the execution of this Joinder and performance of its obligations hereunder.

[Remainder of Page Left Intentionally Blank]

[2]	To be modified if Borrower has agreed to alternative delivery mechanic.

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder as of the date set forth on the signature pages hereto.

JOINING PARTY:	[NAME OF INSTITUTION]

By:
Name:
Title:

Date:

If a second signature is necessary

By:
Name:
Title:

SCHEDULE A

	Amount of 8.875% Senior Secured Second Lien Notes due 2019 Tendered ($)	VOI Number
[NAME OF INSTITUTION]

	Amount of 7.750% Senior Notes due 2020 Tendered ($)	VOI Number
[NAME OF INSTITUTION]

	Amount of 10.500% Senior Subordinated Notes due 2017 Tendered ($)	VOI Number
[NAME OF INSTITUTION]

[Signature Page to CLSIP Joinder Agreement]

BORROWER:	CLSIP LLC

By:
Name:
Title:

Date:

HOLDINGS:	CLSIP HOLDINGS LLC

By:
Name:
Title:

Date:

[Signature Page to CLSIP Joinder Agreement]

Accepted and agreed:

ADMINISTRATIVE AGENT:	WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Date:

[Signature Page to CLSIP Joinder Agreement]

Execution Copy

INTELLECTUAL PROPERTY AGREEMENT

This Intellectual Property Agreement (“Agreement”) is entered into as of September 20, 2016 (the “Effective Date”), by and among (i) CLSIP LLC, a limited liability company organized and existing under the laws of Delaware, having an address at 2400 West Central Road, Hoffman Estates, IL 60192 (“CLSIP”), (ii) CBI Distributing Corp., a corporation organized and existing under the laws of Delaware, having an address at 2400 West Central Road, Hoffman Estates, IL 60192 (“CBI”), and (iii) each of the Other Claire’s Parties (as defined herein) identified on the signature pages hereof, each with an address at 2400 West Central Road, Hoffman Estates, IL 60192.

A. CLSIP and CBI are affiliated companies that share common ownership and control.

B. The Parties jointly own the US Claire’s Marks, with CBI owning an undivided 82.50% ownership interest in and to the US Claire’s Marks and CLSIP owning an undivided 17.50% ownership interest in and to the US Claire’s Marks.

C. CLSIP owns all right, title, and interest in and to the Licensed IP.

D. Subject to the terms and conditions of this Agreement, CBI and the Claire’s Parties wish to act as the sole and exclusive proprietors of Products and Services identified by the US Claire’s Marks during the Term and CLSIP has agreed to allow CBI and the Claire’s Parties to act as the sole and exclusive proprietors of Products and Services identified by the US Claire’s Marks during the Term in accordance with the terms and conditions of this Agreement.

E. Subject to the terms and conditions of this Agreement, CLSIP desires to grant to CBI (for CBI’s benefit and the benefit of the Other Claire’s Parties) and CBI desires to take a license to use the Licensed IP in connection with the Products and the Services and the operation of the Business in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties agree as follows:

1. Definitions. In this Agreement the following capitalized terms shall have the meanings specified in this Section 1.

1.1 “Business” shall mean the specialty retail business, including without limitation all brick-and-mortar and online retail activities, operated under the CLAIRE’S and ICING trademarks for young women, teenagers, “tweens” and children, as such is operated today and may be operated in the future.

1.2 “Business IP” shall mean all Intellectual Property Rights other than the Claire’s Marks, Icing Marks and Digital Licensed IP that is used or held for use by CBI or its affiliates in connection with the operation of the Business.

1.3 “CBI Claire’s Marks” shall mean an undivided 82.50% ownership interest in and to the US Claire’s Marks and all (i.e., 100%) right, title and interest in and to the Non-US Claire’s Marks.

1.4 “CBI Parties” shall mean CBI and its affiliates, and their successors, assigns or designees; in each case, specifically excluding CLSIP and CLSIP Holdings LLC.

1.5 “Claire’s Marks” shall mean the US Claire’s Marks and the Non-US Claire’s Marks.

1.6 “Claire’s Parties” shall mean Claire’s Stores, Inc., CBI, BMS Distributing Corp., Claire’s Boutiques, Inc., Claire’s Puerto Rico Corp., Claire’s Stores Canada Corp., and CSI Canada LLC, and their successors, assigns or designees. “Other Claire’s Parties” shall mean the Claire’s Parties other than CBI.

1.7 “Digital Licensed IP” shall mean the Domain Names and Mobile Application Agreement.

1.8 “Domain Name” shall mean the Internet domain names listed on Exhibit A.

1.9 “Icing Marks” shall mean the US Icing Marks and the Non-US Icing Marks.

1.10 “Intellectual Property Rights” shall mean any patent, trademark, service mark, tagline, trade dress, copyright, design, trade name, business name, domain name, any registration or application for registration for any of the foregoing, any related rights and any associated goodwill, database right, rights in inventions, know-how, trade secret, rights in confidential information, rights of publicity, moral rights, or any similar or equivalent rights in any part of the world, including the right to enforce and recover damages for the infringement or misappropriation of any of the foregoing, and all copies and tangible embodiments of the foregoing.

1.11 “Licensed IP” shall mean the US Icing Marks, Domain Names, and Mobile Application Agreement.

1.12 “Mobile Application Agreement” shall mean the Customer Agreement between CBI and PredictSpring, Inc., dated April 6, 2015, as amended from time to time, a copy of which is attached as Exhibit B, which was subsequently assigned by CBI to CLSIP Holdings and by CLSIP Holdings to CLSIP, and pursuant to which PredictSpring, Inc. licenses to CLSIP the mobile application marketed under the Claire’s Marks and used in connection with the Business.

1.13 “CLSIP Assignment” shall mean the Intellectual Property Assignment Agreement between CLSIP Holdings and CLSIP, dated as of the date hereof, pursuant to which the CLSIP IP was assigned by CLSIP Holdings to CLSIP.

1.14 “CLSIP Holdings” shall mean CLSIP Holdings LLC.

1.15 “CLSIP IP” shall mean the Licensed IP and CLSIP’s undivided 17.50% ownership interest in and to the US Claire’s Marks.

1.16 “Non-US Claire’s Marks” shall mean all marks covered by the registrations and applications for registration for the CLAIRE’S trademark or any variation of the CLAIRE’S trademark (including, but not limited, to any marks that include the word CLAIRE’S with other words), and all common law rights in the same and the associated goodwill, anywhere in the world outside of the United States, including any new variations of these marks that may be later adopted by the CBI Parties and used or registered outside of the United States, it being understood that the foregoing may relate to the same trademarks that are the subject of the federal registrations or applications for federal registration listed on Exhibit A and that are considered US Claire’s Marks.

1.17 “Non-US Icing Marks” shall mean all marks covered by the registrations and applications for registration for the ICING trademark or any variation of the ICING trademark, including any common law rights in the same and the associated goodwill, anywhere in the world outside of the United States, including any new variations of these marks that may be later adopted by the CBI Parties and used or registered outside of the United States, it being understood that the foregoing may relate to the same trademarks that are the subject of the federal registrations listed on Exhibit A and that are considered US Icing Marks.

2

1.18 “Parties” shall mean CLSIP and CBI.

1.19 “Products” shall mean cosmetics, bath products, body products, hair products, sunglasses, cell phone cases, jewelry, hand bags, wallets, clothing, accessories, bridal products, picture frames, stationary, linens, and other related goods, including without limitation all goods covered by the United States federal registrations or applications for federal registration for the US Claire’s Marks or US Icing Marks listed on Exhibit A and now or later sold in connection with the operation of the Business.

1.20 “Services” shall mean the manufacture, distribution, advertising, marketing and sale of the Products, retail services for the same conducted through all channels of trade, now known or later developed, and the promotion and operation of the Business and any services ancillary to those operations.

1.21 “Territory” shall mean the United States for the US Icing Marks and the world for the Digital Licensed IP.

1.22 “United States” shall mean all fifty states of the United States of America, the District of Columbia, and all other territories and possessions of the United States of America, including without limitation Puerto Rico and the US Virgin Islands.

1.23 “US Claire’s Marks” shall mean the CLAIRE’S marks covered by the United States federal registrations listed on Exhibit A, any existing variation of these marks as used in the United States, all common law rights in the United States to same, and the associated goodwill, and any new variations of these marks that may be later adopted by the Claire’s Parties and used or registered in the United States during the Term and Phase-Out Period (as defined below).

1.24 “US Icing Marks” shall mean the ICING marks covered by the United States federal registrations listed on Exhibit A, any existing variation of these marks as used in the United States and all common law rights in the United States to same, and the associated goodwill, and any new variations of these marks that may be later adopted by the Parties or any Other Claire’s Party and used or registered in the United States during the Term (as defined below); provided, however, that none of the foregoing includes the US Claire’s Marks or the Non-US Icing Marks.

2. License Grant to Licensed IP.

2.1 Subject to the terms and conditions of this Agreement, CLSIP grants to CBI for its benefit and the benefit of the Claire’s Parties an exclusive, transferrable, sub-licensable, royalty-bearing, license to: (a) use the US Icing Marks on the Products and in connection with the Services and otherwise in the operation of the Business in the United States; (b) use the Domain Names in connection with the Services and otherwise in the operation of the Business throughout the world; and (c) use the mobile application licensed pursuant to the Mobile Application Agreement in connection with the Services and in the operation of the Business throughout the world. The foregoing license shall be exclusive even as to CLSIP itself. For the sake of clarity, CLSIP shall be prohibited from directly using the Licensed IP itself or licensing others to use the Licensed IP in any way during the Term.

3

2.2 Each Claire’s Party may assign or sublicense its rights under the Agreement with the written approval of CLSIP, not to be unreasonably withheld or delayed, provided the Claire’s Party assumes liability for the acts/omissions of its assignees and sublicensees with respect to their operations pursuant to this Agreement, and the Claire’s Parties guarantee payment of the Fee (as defined below) owed to CLSIP pursuant to this Agreement. The foregoing notwithstanding, after the date hereof, (i) any assignee or sublicensee under this provision must agree to assume and otherwise comply with all of the obligations of the Claire’s Parties hereunder with regard to the US Claire’s Marks; and (ii) the form of transfer agreement between the Claire’s Parties and any such assignee or sublicensee must be approved in writing by CSLIP, such approval not to be unreasonably withheld or delayed.

2.3 Each Party shall have the right to pledge or grant a security interest in or otherwise collaterally assign this Agreement to a secured party upon notice to, but without the consent of, the other Party (each pledge or grant, a “Security Interest”). Each Party acknowledges and agrees that, notwithstanding anything to the contrary herein, if such secured party forecloses on the Security Interest it was granted, such secured party shall have the right to succeed to the rights under this Agreement of the granting Party and will have the right to exercise all of such granting Party’s rights and remedies under this Agreement or under applicable law, including, without limitation, any rights to terminate this Agreement, transfer or otherwise assign this Agreement or the underlying Intellectual Property under this Agreement, or exercise the rights and remedies of the granting Party under this Agreement. The foregoing notwithstanding, after the date hereof, (i) any secured party that is granted a Security Interest by CLSIP or any Claire’s Party must agree that, if it succeeds to the interest of CLSIP or a Claire’s Party, as the case may be, as a result of any exercise of remedies (or an agreement in lieu of an exercise of remedies) with respect to such security interest, it will assume and otherwise comply with all of the obligations of CLSIP or the Claire’s Parties, as the case may be, hereunder with regard to the US Claire’s Marks; and (ii) the form of the pledge, grant, or collateral assignment between CLSIP or the Claire’s Parties, as the case may be, and any such secured party must be approved in writing by the Claire’s Parties or CLSIP, as the case may be, such approval not to be unreasonably withheld or delayed.

3. The US Claire’s Marks.

3.1 Each Party acknowledges that the US Claire’s Marks are owned jointly by the Parties, with CLSIP owning an undivided 17.50% ownership interest in and to the US Claire’s Marks, and CBI owning an undivided 82.50% ownership interest in and to the US Claire’s Marks, and as between the Parties, CBI shall act as the sole and exclusive proprietor of Products and Services identified by the US Claire’s Marks during the Term and the Phase-Out Period, subject to the terms and conditions of this Agreement.

3.2 In exchange for the agreements and consideration provided for herein, CBI and the Other Claire’s Parties shall have, unless otherwise specified in, and subject to the terms of, this Agreement, the sole and exclusive right (even as to CLSIP) during the Term and the Phase-Out Period to: (a) use the US Claire’s Marks or any other mark or other designation confusingly similar to the US Claire’s Marks in commerce or otherwise; (b) license others to use the US Claire’s Marks or any mark or other designation confusingly similar to the US Claire’s Marks in any way; (c) register (in both Parties’ names) the US Claire’s Marks or any mark or other designation confusingly similar to the US Claire’s Marks with any federal or state governmental authority; and (d) commence an action for infringement of the US Claire’s Marks, and to defend and settle any claims that any Claire’s Party’s use (or to the extent permitted by CBI, CLSIP’s use) of the US Claire’s Marks infringes or otherwise violates the rights of a third party. Except as otherwise provided herein, CLSIP shall be expressly prohibited from exercising any such exclusive rights in and to the US Claire’s Marks during the Term and the Phase-Out Period. Notwithstanding the foregoing, each Party shall have the right to pledge or grant a security interest in its undivided ownership interest in and to the US Claire’s Marks, provided that written notice of any such pledge of grant is provided in advance to the other Party, provided that, after the date hereof, (i) any secured party that is granted such a security interest by CLSIP or any Claire’s Party must agree that, if it

4

succeeds to the interest of CLSIP or a Claire’s Party, as the case may be, as a result of any exercise of remedies (or an agreement in lieu of an exercise of remedies) with respect to such security interest, it will assume and otherwise comply with all of the obligations of CLSIP or the Claire’s Parties, as the case may be, hereunder with regard to the US Claire’s Marks; and (ii) the form of the pledge, grant, or collateral assignment between CLSIP or the Claire’s Parties, as the case may be, and any such secured party must be approved in writing by the Claire’s Parties or CLSIP, as the case may be, such approval not to be unreasonably withheld or delayed. During the Term and the Phase-Out Period, the CBI Parties shall not assign or otherwise transfer the undivided 82.50% ownership interest, or any part thereof, in and to the US Claire’s Marks unless (i) the assignee or transferee assumes and otherwise agrees to comply with all of the obligations of the Claire’s Parties hereunder with regard to the US Claire’s Marks; and (ii) the form of transfer agreement between the Claire’s Parties and any such assignee or transferee is approved in writing by CSLIP, such approval not to be unreasonably withheld or delayed.

3.3 All Products and Services offered by the Claire’s Parties under the US Claire’s Marks during the Term and Phase-Out Period shall conform to standards of quality at least comparable to that of the Products and Services offered by the Claire’s Parties under the US Claire’s Marks immediately before the Effective Date. In light of the Parties’ joint ownership of the US Claire’s Marks, CBI will supply or make available to CLSIP on or about each anniversary of the Effective Date, at no cost to CLSIP, representative samples of each line of Products featuring the US Claire’s Marks (including their packaging), as well as representative samples of marketing and advertising materials used in connection with the Services identified by or associated with the US Claire’s Marks, in each case during the past twelve month period. If CLSIP reasonably determines in good faith that any of the Claire’s Parties fails to maintain a consistent level of quality in accordance with the terms of this Agreement, then CLSIP shall notify CBI of any such alleged deficiencies, and the Claire’s Parties shall take commercially reasonable steps to remedy such deficiencies to CLSIP’s reasonable satisfaction. The Claire’s Parties shall not knowingly take any action with the US Claire’s Marks that would adversely affect the US Claire’s Marks, the customer goodwill associated with the US Claire’s Marks, and/or the reputation of the Claire’s Parties, CLSIP or the Business, and the Claire’s Parties’ use of the US Claire’s Marks shall at all times materially comply with all applicable federal, state, and local laws and regulations that govern their use of the US Claire’s Marks and the conduct of the Business. The Claire’s Parties shall bear all costs related to any recall of Products featuring the US Claire’s Marks, whether voluntary or required by a government entity or a court order. In the event of such a recall, CBI shall consult with CLSIP and CLSIP must approve (or not expressly object to) all aspects of CBI’s handling of such recall, and such approval shall not be unreasonably withheld or delayed.

3.4 All licenses and franchises granted by the Claire’s Parties to use or operate under the US Claire’s Marks during the Term and Phase-Out Period shall be materially similar to the licenses and franchises granted by the CBI Parties to others in connection with the Claire’s Marks prior to the Effective Date, and any license or franchise granted by the Claire’s Parties to use or operate under the US Claire’s Marks during the Term and Phase-Out Period that would be materially inconsistent with such past practices shall be subject to CLSIP’s prior written approval, which shall not be unreasonably withheld or delayed.

3.5 As between the Parties, the Claire’s Parties shall be solely responsible for the payment of all costs associated with its exercise of the foregoing rights during the Term and the Phase-Out Period, including, without limitation, all costs associated with the operation of the Business under the Claire’s marks, the negotiation, implementation and management of any license arrangements for the Claire’s Marks, the prosecution and maintenance of the registrations for and applications for registration of the Claire’s Marks, and the enforcement and defense of the Claire’s Marks. At the Claire’s Parties’ reasonable expense, CLSIP shall in good faith assist the CBI Parties to fulfill the foregoing responsibilities.

5

4. Payments to CLSIP.

4.1 The Claire’s Parties shall pay to CLSIP a US$12,000,000 license and use fee (the “Fee”) during each twelve month period beginning with the Effective Date of the Agreement so long as the Agreement has not expired or been terminated. The Fee shall be paid to CLSIP in consideration for (a) the exclusive license to the Licensed IP that CLSIP has granted to CBI in Section 2; (b) CLSIP’s waiver of certain rights to use, license, register, defend, or enforce the US Claire’s Marks during the Term and the Phase-Out Period; and (c) the acknowledgment by CLSIP that CBI shall enjoy the exclusive rights, subject to the terms of this Agreement, in and to the Claire’s Marks set forth in Section 3.

4.2 The Fee shall be paid in two equal payments of US$6,000,000 (each, a “Payment”), which shall be made on February 1 and August 1 of each calendar year during the Term beginning February 1, 2017. The Fee for any partial period of the Term shall be prorated.

4.3 In addition to the other remedies provided for herein, the Claire’s Parties shall owe interest on all past due amounts at a rate of 1% per month (or the maximum rate permitted by applicable law, whichever is less), commencing immediately after the Payment was first due and accruing until the Payment is paid in full.

4.4 The Claire’s Parties shall be jointly and severally liable for all costs relating to or arising out of the collection of any delinquent Fees, including, but not limited to, any and all collection fees, collection agency fees, attorneys’ fees, accountants’ fees, court costs and expenses.

5. Acknowledgment of CLSIP’s Rights:

5.1 US Claire’s Marks.

5.1.1 CLSIP owns an undivided 17.50% ownership interest in and to the US Claire’s Marks, which are owned jointly by the Parties, and any use that the Claire’s Parties makes of the US Claire’s Marks and any goodwill generated by the Claire’s Parties’ use of the US Claire’s Marks in the United States shall inure to the benefit of both Parties as joint owners.

5.2 US Icing Marks.

5.2.1 All right, title and interest in and to the US Icing Marks in the United States belongs to CLSIP or its successors or assigns, and any use that the Claire’s Parties make of the US Icing Marks in the United States will not confer any ownership rights in the US Icing Marks upon the Claire’s Parties. Moreover, any goodwill generated by the Claire’s Parties’ use of the US Icing Marks in the United States shall inure to the sole benefit of CLSIP.

5.2.2 The Claire’s Parties shall assign, transfer and convey to CLSIP any rights in the US Icing Marks in the United States that they may obtain or that may vest in them as a result of their activities under this Agreement, and they shall execute any documents reasonably requested by CLSIP to accomplish, confirm or record such assignment, transfer and conveyance.

5.2.3 The Claire’s Parties shall not directly or indirectly attack or challenge CLSIP’s exclusive ownership of the US Icing Marks or the validity of the federal registrations or any application for registration for the US Icing Marks. The Claire’s Parties also shall not directly or indirectly seek to register the US Icing Marks or any mark or other designation confusingly similar to the US Icing Marks in the United States, except with CLSIP’s approval, or use the US Icing Marks or any mark or other designation confusingly similar to the US Icing Marks in the United States in any manner other than as

6

licensed under this Agreement. For the avoidance of doubt, the CBI Parties may freely seek additional registrations for the Non-US Icing Marks outside of the United States and may use the Non-US Icing Marks outside of the United States in their sole discretion. Further, the CBI Parties shall not purposefully direct Products sold under the Non-US Icing Marks to consumers that are based in the United States (it being understood that the sale of Products under the Non-US Icing Marks via the Internet, mobile channels, and all other means of communication now known or later developed that may be accessed globally, in each case, to customers located outside of the United States, shall be permitted) or knowingly sell Products under the Non-US Icing Marks to a reseller who intends to sell such Products directly or indirectly to consumers in the United States in violation of CLSIP’s rights in the US Icing Marks.

5.2.4 CBI shall immediately inform CLSIP of any potential infringements, dilution, or other misuse of the US Icing Mark in the United States. CLSIP has the sole right to commence an action for infringement of the US Icing Marks in the United States, and to defend and settle any claims that the Claire’s Parties’ use of the US Icing Marks in the United States infringes or otherwise violates the rights of a third party. CBI shall cooperate with all reasonable requests for assistance by CLSIP in connection with the foregoing, including being named as a co-party in any related court proceedings, and shall assume control of any such action if CLSIP so requests. To the extent CBI assumes such control, all costs associated with an action shall be at the Claire’s Parties’ sole expense, and any settlement must be approved by CLSIP, such approval not to be unreasonably withheld.

5.3 Digital Licensed IP.

5.3.1 All right, title and interest in and to the Digital Licensed IP belongs to CLSIP or its successors, assigns or designees, and any use the Claire’s Parties make of the Digital Licensed IP, will not confer any ownership rights upon them.

5.3.2 The Claire’s Parties shall assign, transfer and convey to CLSIP any rights in the Digital Licensed IP that they may obtain or that may vest in them as a result of their activities under this Agreement, and they shall execute any documents reasonably requested by CLSIP to accomplish, confirm or record such assignment, transfer and conveyance.

5.3.3 CBI shall immediately inform CLSIP of any potential infringements or other misuse of the Digital Licensed IP. As between the parties, CLSIP has the sole right to commence an action for infringement of the Digital Licensed IP, and to defend and settle any claims that the Claire’s Parties’ use of the Digital Licensed IP infringes or otherwise violates the rights of a third party. The Claire’s Parties shall cooperate with all reasonable requests for assistance by CLSIP in connection with the foregoing, and shall assume control of any such action if CLSIP so requests. To the extent CBI assumes such control, all costs associated with an action shall be at the Claire’s Parties’ sole expense, and any settlement must be approved by CLSIP, such approval not to be unreasonably withheld.

5.4 The Claire’s Parties shall not directly or indirectly attack or challenge the Licensed IP, CLSIP’s rights in, ownership of, or title to the Licensed IP or its undivided 17.50% ownership interest in and to the US Claire’s Marks, the validity of CLSIP’s United States federal registrations or applications for federal registration for the US Icing Marks, CLSIP’s registrations for the Domain Names, the validity of the Parties’ jointly owned US Claire’s Marks or the United States federal registrations or applications for federal registration for the US Claire’s Marks, or the validity of the license granted in this Agreement.

7

6. Acknowledgment of CBI’s Rights.

6.1 CBI Claire’s Marks.

6.1.1 CBI owns an undivided 82.50% ownership interest in and to the US Claire’s Marks, which are owned jointly by the Parties. Should the Parties later agree that CLSIP may make some use of the US Claire’s Marks in the United States during the Term and the Phase-Out Period, any goodwill generated by such permitted use by CLSIP of the US Claire’s Marks shall inure to the benefit of both Parties as joint owners. Unless otherwise specified in, and subject to the terms of, this Agreement, CBI and the Other Claire’s Parties shall enjoy the sole and exclusive right (even as to CLSIP) to use, license, register, defend or enforce the US Claire’s Marks during the Term and the Phase-Out Period.

6.1.2 All right, title and interest in and to the Non-US Claire’s Marks belongs to the CBI Parties, and any use the CBI Parties make of the Non-US Claire’s Marks outside of the United States will not confer any ownership rights upon CLSIP. Any goodwill generated by a CBI Party’s use of the Non-US Claire’s Marks shall inure to the sole benefit of such CBI Party. For the sake of clarity, and notwithstanding CLSIP’s right, title and interest in and to the US Claire’s Marks, CLSIP acknowledges that it does not own any right, title or interest in and to the Non-US Claire’s Marks, which right, title and interest is wholly owned by the CBI Parties.

6.1.3 Notwithstanding CLSIP’s right, title and interest in and to the US Claire’s Marks, CLSIP shall assign, transfer and convey to CBI (or another CBI Party at CBI’s direction) any rights in the Non-US Claire’s Marks which may be obtained by or may vest in CLSIP, and CLSIP shall execute any documents reasonably requested by CBI to accomplish, confirm or record such assignment, transfer and conveyance.

6.1.4 Notwithstanding CLSIP’s right, title and interest in and to the US Claire’s Marks, during the Term and Phase-Out Period, CLSIP shall not directly or indirectly attack or challenge the CBI Parties’ exclusive ownership (subject to the terms of this Agreement) of the CBI Claire’s Marks or the validity of the registrations or any application for registration for the Claire’s Marks. CLSIP also shall not directly or indirectly seek to (a) register the Claire’s Marks or any mark or other designation confusingly similar to the Claire’s Marks anywhere in the world except in the United States if CBI, after a reasonable time, fails to do so, in connection with goods and/or services intended to be used or used by one of the Parties, or (b) use the Claire’s Marks or any designation confusingly similar to the Claire’s Marks outside the United States, in each case except with CBI’s prior written consent.

6.1.5 Notwithstanding CLSIP’s right, title and interest in and to the US Claire’s Marks, the CBI Parties may freely seek additional registrations for the Claire’s Marks anywhere in the world, including in the United States, in their sole discretion, without any notice to CLSIP, and regardless of whether they have sought or obtained CLSIP’s consent. Any applications for registration for the Claire’s Marks in the United States will identify both Parties as owners.

6.1.6 CLSIP agrees to inform CBI of any potential infringements about which it learns of the Claire’s Marks anywhere in the world. Subject to the terms of this Agreement, and notwithstanding CLSIP’s right, title and interest in and to the US Claire’s Marks, as between the Parties, CBI shall have the sole and exclusive right to commence an action for infringement of the Claire’s Marks anywhere in the world, including the United States, and to defend and settle any claims that any party’s use of the Claire’s Marks anywhere in the world, including the United States, infringes or otherwise violates the rights of a third party. Notwithstanding the immediately preceding sentence, CBI shall take commercially reasonable steps to pursue all actions for material infringement of the US Claire’s Marks, and shall otherwise defend the US Claire’s Marks against any third-party challenge, and, if CBI fails to take such actions after being provided a reasonable time to do so, CLSIP may do so upon written notice to CBI. At CBI’s expense, CLSIP shall cooperate with all reasonable requests for assistance by CBI in connection with the foregoing, including, but not limited to, being joined as a party. If CLSIP takes any action to commence an action for infringement, or to defend and settle any claims as permitted herein, CBI shall

8

cooperate with all reasonable requests for assistance by CLSIP, at CLSIP’s expense, including, but not limited to, being joined as a party. Other than as set forth herein, CLSIP shall not directly or indirectly commence an action for infringement of the US Claire’s Marks during the Term or the Phase-Out Period, and CLSIP shall have no right by itself (and without CBI) to defend or settle any claim that a party’s use of the US Claire’s Marks infringes or otherwise violates the rights of a third party that is initiated during the Term or the Phase-Out Period; provided, however, that CBI shall keep CLSIP reasonably informed regarding its efforts to defend or settle any claim involving the US Claire’s Marks, any settlement involving the US Claire’s Marks shall not be disproportionately and materially adverse to CLSIP’s ownership interest in and to the US Claire’s Marks relative to CBI’s ownership interest in and to the US Claire’s Marks, and any settlement involving the US Claire’s Marks shall be subject to CLSIP’s prior written approval, which shall not be unreasonably withheld or delayed.

6.2 Non-US Icing Marks.

6.2.1 All right, title and interest in and to the Non-US Icing Marks belongs to the CBI Parties, and any use the CBI Parties make of the Non-US Icing Marks will not confer any ownership rights upon CLSIP. Any goodwill generated by a CBI Party’s use of the Non-US Icing Marks shall inure to the sole benefit of such CBI Party. For the sake of clarity, and notwithstanding CLSIP’s right, title and interest in and to the US Icing Marks, CLSIP acknowledges that it does not own any right, title or interest in and to the Non-US Icing Marks, which right, title and interest are wholly owned by the CBI Parties.

6.2.2 Notwithstanding CLSIP’s right, title and interest in and to the US Icing Marks, CLSIP shall assign, transfer and convey to CBI (or another CBI Party at CBI’s direction) any rights in the Non-US Icing Marks which may be obtained by or may vest in CLSIP, and CLSIP shall execute any documents reasonably requested by CBI to accomplish, confirm or record such assignment, transfer and conveyance.

6.2.3 Notwithstanding CLSIP’s right, title and interest in and to the US Icing Marks, CLSIP shall not directly or indirectly attack or challenge the CBI Parties’ exclusive ownership of the Non-US Icing Marks or the validity of the registrations or any application for registration for the Non-US Icing Marks. CLSIP also shall not directly or indirectly seek to (a) register the Non-US Icing Marks or any mark or other designation confusingly similar to the Non-US Icing Marks outside the United States, or (b) use the Non-US Icing Marks or any designation confusingly similar to the Non-US Icing Marks outside the United States, in each case except with CBI’s prior written consent. For the avoidance of doubt, CLSIP may freely seek additional registrations for the Icing marks in the United States; provided, however, such Icing marks are exclusively licensed to CBI pursuant to the terms of this Agreement. Further, upon the expiration or termination of this Agreement (and the license granted pursuant to Section 2 above), CLSIP shall not purposefully direct Products sold under the US Icing Marks to consumers that are predominantly based outside of the United States (it being understood that the sale of Products under the US Icing Marks via the Internet, mobile channels, and all other means of communication now known or later developed that may be accessed globally shall be permitted) or knowingly sell Products under the US Icing Marks to a reseller who intends to sell such Products directly or indirectly to consumers outside of the United States in violation of the CBI Parties’ rights in the Non-US Icing Marks.

6.2.4 CLSIP agrees to inform CBI of any potential infringements about which it learns of the Non-US Icing Marks outside the United States. Notwithstanding CLSIP’s right, title and interest in and to the US Icing Marks, as between the Parties, CBI has the sole right to commence an action for infringement of the Non-US Icing Marks outside the United States, and to defend and settle any claims that use of the Non-US Icing Marks outside the United States infringes or otherwise violates the rights of a third party. At CBI’s expense, CLSIP shall cooperate with all reasonable requests for assistance by CBI in connection with the foregoing.

9

6.3 Other Intellectual Property Rights.

6.3.1 As between the Parties, all right, title and interest in and to the Business IP belongs to the CBI Parties, and any use CLSIP makes of the Business IP will not confer any ownership rights upon CLSIP. Any goodwill generated by CLSIP’s use of the Business IP shall inure to the sole benefit of CBI or another CBI Party.

6.3.2 CLSIP shall assign, transfer and convey to CBI or its designee any rights in the Business IP that CLSIP may obtain or that may vest in CLSIP as a result of its activities under this Agreement, and CLSIP shall execute any documents reasonably requested by CBI to accomplish, confirm or record such assignment, transfer and conveyance.

6.3.3 CLSIP shall immediately inform CBI of any potential infringements or other misuse of the Business IP. As between the Parties, CBI has the sole right to commence an action for infringement of the Business IP, and to defend and settle any claims that CLSIP’s use of the Business IP infringes or otherwise violates the rights of a third party.

6.3.4 CLSIP shall not directly or indirectly attack or challenge the Business IP, the CBI Parties’ rights in, exclusive ownership of, or title to the Business IP, or the validity of any registrations, patents, or applications for registrations or patents for the Business IP.

7. Quality Control for the Licensed IP.

7.1 All Products and Services offered under the US Icing Marks shall conform to standards of quality at least comparable to that of the Products and Services offered by the Claire’s Parties under the US Icing Marks immediately before the Effective Date of this Agreement, or such other standards of quality that CLSIP may from time to time reasonably require, with respect to the display of the US Icing Marks, the quality of the Products and Services identified by the US Icing Marks, and the conduct of the Business under the US Icing Marks.

7.2 At the time of each Payment, and at other times upon CLSIP’s reasonable written request, CBI will supply or make available to CLSIP, at no cost to CLSIP, representative samples of each line of Products featuring the US Icing Marks (including their packaging), as well as representative samples of marketing and advertising materials used in connection with the various Services identified by or associated with the US Icing Marks. If CLSIP reasonably determines that any of the Claire’s Parties fails to maintain a consistent level of quality in accordance with the terms of this Agreement, then CLSIP may require that Claire’s Party to take reasonable steps to remedy any such deficiencies and that Claire’s Party shall promptly comply with such request.

7.3 The Claire’s Parties shall also ensure that they do not take any action with the US Icing Marks that would adversely affect the US Icing Marks, the customer goodwill associated with the US Icing Marks, and/or the reputation of CLSIP, the Claire’s Parties or the Business.

7.4 The Claire’s Parties’ use of the Licensed IP shall at all times materially comply with all applicable federal, state, and local laws and regulations that govern their use of the Licensed IP and the conduct of the Business.

7.5 The Claire’s Parties shall bear all costs related to any recall of Products featuring the US Icing Marks, whether voluntary or required by a government entity or a court order. In the event of such a recall, CBI shall consult with CLSIP and CLSIP must approve (or not expressly object to) all aspects of CBI’s handling of such recall, and such approval shall not be unreasonably withheld or delayed.

10

8. Maintenance of Licensed IP.

8.1 CLSIP shall maintain the registrations for the US Icing Marks and Domain Names during the Term, and, subject to its reasonable business judgment, shall ensure that all post-registration filings and renewal applications, including any registration, renewal or maintenance fees, required by a government entity, domain name registry, domain name registrar, or law in connection with the foregoing are completed and paid in a timely manner. At CLSIP’s reasonable request, the Claire’s Parties shall cooperate with CLSIP to provide information reasonably required by CLSIP to submit to the U.S. Patent and Trademark Office such post-registration filings and renewal applications, including, without limitation, specimens of the US Icing Marks showing current usage of such marks on the Products and/or in promotion and rendering of the Services. At CBI’s reasonable request, CLSIP also shall prepare and file new applications to register the US Icing Marks with the US Patent and Trademark Office or any applicable state government entity. CLSIP may delegate to CBI responsibility for these obligations.

8.2 CLSIP shall endeavor to renew the Mobile Application Agreement when its initial term expires or, with the prior written consent of CBI, which shall not be unreasonably withheld, obtain a similar license from an alternative mobile application provider to ensure that CBI has continued access to a mobile application for use in connection with the Business throughout the world. CLSIP may delegate to CBI responsibility for these obligations.

8.3 All costs incurred by CLSIP and associated with the foregoing shall be paid or reimbursed to CLSIP by the Claire’s Parties.

9. Maintenance of the US Claire’s Marks.

9.1 CBI shall be solely responsible for, and shall have the sole and exclusive right and obligation to, both during and after the Term, subject to its reasonable business judgment: (a) maintain the registrations for the US Claire’s Marks, and ensure that all post-registration filings and renewal applications (including any title update filings) required by a government entity or law in connection with the foregoing are completed in a timely manner; provided that CBI shall take commercially reasonable steps to maintain all such registrations and complete all such filings and applications and, if CBI fails to take such actions after being provided a reasonable time to do so, CLSIP may do so upon written notice to CBI; and (b) prepare and file any desired new applications to register the US Claire’s Marks with the US Patent and Trademark Office or any applicable state government authority as it deems appropriate in its sole discretion, provided that all such applications for registration shall reflect the Parties’ joint ownership of the US Claire’s Marks. All costs associated with the foregoing shall be paid directly by the Claire’s Parties.

10. Option and Put Rights.

10.1 CBI’s Option Right.

10.1.1 CBI shall have the right to purchase the CLSIP IP, in whole or in part, at CBI’s sole discretion, from CLSIP at any time after the fourth anniversary of the Effective Date and the payment in full and in cash and discharge of all obligations under the CLSIP Credit Agreement of even date herewith, but before the termination or expiration of this Agreement (the “Option Right”) for the fair market value of the applicable CLSIP IP as of the date of the Option Notice (as defined below); provided, however, that it is understood that the applicable CLSIP IP will be purchased by CBI from CLSIP subject to all claims, liens, and encumbrances, and that the fair market value of such CLSIP IP as of the date of the Option Notice shall be computed accordingly.

11

10.1.2 CBI shall provide CLSIP with written notice of its intent to act upon the Option Right (the “Option Notice”). This Option Notice shall identify a third-party appraisal firm that shall be engaged by CBI, at CBI’s sole expense, to determine the fair market value of the applicable CLSIP IP as of the date of the Option Notice. This valuation shall take into account that the applicable CLSIP IP will be purchased subject to all claims, liens, and encumbrances, and shall be provided to CLSIP within thirty days of the date of the Option Notice (the “Option Valuation Date”). CLSIP shall reasonably cooperate with CBI’s chosen appraisal firm to complete the appraisal.

10.1.3 CLSIP may, at its sole expense, engage a separate third-party appraisal firm to conduct a similar valuation to determine the fair market value of the applicable CLSIP IP as of the date of the Option Notice. If CLSIP chooses to engage its own appraisal firm, such firm’s valuation must be provided to CBI by the Option Valuation Date. Further, if such firm’s valuation of the applicable CLSIP IP differs from the value for such CLSIP IP established by CBI’s appraisal firm, the Parties agree that the fair market value of the applicable CLSIP IP shall be the average of the two appraisals.

10.1.4 CBI shall have thirty days from the Option Valuation Date to provide written notice to CLSIP that it will proceed with the purchase of the applicable CLSIP IP at the fair market value established for such CLSIP IP pursuant to the terms of this Agreement (the “Purchase Notice”).

10.1.5 The Parties will then have thirty days from the Purchase Notice to negotiate in good faith and execute the agreement(s) necessary to sell, assign, transfer or convey the applicable CLSIP IP from CLSIP to CBI subject to all claims, liens, and encumbrances.

10.2 CLSIP’s Put Right.

10.2.1 CLSIP shall have the right to require that the Claire’s Parties purchase the CLSIP IP, in whole or in part, at CLSIP’s sole discretion, from CLSIP at any time after fourth anniversary of the Effective Date and the payment in full and in cash and discharge of all obligations under the CLSIP Credit Agreement of even date herewith, but before the termination or expiration of this Agreement (the “Put Right”) for the fair market value of the applicable CLSIP IP as of the date of the Put Notice (as defined below); provided, however, that is understood that the applicable CLSIP IP will be purchased by one or more of the Claire’s Parties from CLSIP free and clear of all claims, liens, and encumbrances, with any existing liens on the CSLIP IP to attach to those proceeds with the same validity, extent, and priority as such lien attaches to the CLSIP IP, and that the fair market value of such CLSIP IP as of the date of the Option Notice shall be computed accordingly.

10.2.2 CLSIP shall provide the Claire’s Parties with written notice of its intent to act upon the Put Right (the “Put Notice”). This Put Notice shall identify a third-party appraisal firm that shall be engaged by CLSIP to determine the fair market value of the applicable CLSIP IP as of the date of the Put Notice. This valuation shall take into account that the applicable CLSIP IP will be purchased free and clear of all claims, liens, and encumbrances, and shall be provided to the Claire’s Parties within thirty days of the date of the Put Notice (the “Put Valuation Date”). All costs associated with the foregoing appraisal shall be paid or reimbursed by the Claire’s Parties.

10.2.3 The Claire’s Parties may, at its sole expense, engage a separate third-party appraisal firm to conduct a similar valuation to determine the fair market value of the applicable CLSIP IP as of the date of the Put Notice. If the Claire’s Parties choose to engage their own appraisal firm, such firm’s valuation must be provided to CLSIP by the Put Valuation Date. Further, if such firm’s valuation of the applicable CLSIP IP differs from the value for such CLSIP IP established by CLSIP’s appraisal firm, the Parties agree that the fair market value of the applicable CLSIP IP shall be the average of the two appraisals.

12

10.2.4 The Parties shall have thirty days from the Put Valuation Date to negotiate in good faith and execute the agreement(s) necessary to sell, assign, transfer or convey the applicable CLSIP IP from CLSIP to one or more of the Claire’s Parties free and clear of all claims, liens, and encumbrances.

10.3 Effects of the Exercise of the Option Right or Put Right.

10.3.1 Upon the sale, assignment, transfer or conveyance of the applicable CLSIP IP to one or more of the Claire’s Parties pursuant to this Section 10, this Agreement shall be terminated immediately and the Claire’s Parties’ obligation to pay the Fee to CLSIP shall be prorated per Section 4.2.

11. Representations and Warranties.

11.1 CLSIP represents and warrants to the Claire’s Parties that (a) it has good title to and/or the right to license the Licensed IP; and (b) it will not use or otherwise license any other party to use the CLSIP IP in any way during the Term and Phase-Out Period.

11.2 The Claire’s Parties represent and warrant to CLSIP that (a) this Agreement, and the Fee to be paid by the Claire’s Parties to CLSIP pursuant to Section 4 of this Agreement, are and will all be for reasonably equivalent value, and are and will all be made for fair consideration and in good faith; (b) each of the Claire’s Parties has and will have sufficient capital to satisfy its obligations under this Agreement; (c) the Claire’s Parties shall use their commercially reasonable efforts to ensure that the Products and Services offered under the US Claire’s Marks conform to standards of quality at least comparable to that of the Products and Services offered by the Claire’s Parties under the US Claire’s Marks immediately before the Effective Date as required by Section 3.3 of this Agreement; (d) the Claire’s Parties shall use their commercially reasonable efforts to ensure that the Products and Services offered under the US Icing Marks meet and maintain the quality standards set forth in Section 7 of this Agreement; and (e) the Claire’s Parties’ use of the Licensed IP shall not be in conflict with any other agreement.

11.3 Each Party represents and warrants to the other Party, and each of the Other Claire’s Parties represents and warrants to CLSIP, and CLSIP represents and warrants to each of the Other Claire’s Parties, that: (a) it is duly authorized and licensed to do business and carry out its obligations under this Agreement; (b) it has full power and authority to enter into this Agreement and the execution, delivery and performance of this Agreement has been authorized by all necessary corporate action; (c) it has obtained all third party consents required to enter into this Agreement and neither the execution, delivery or performance of this Agreement will conflict with or constitute a breach of its certificate of incorporation, charter or by-laws; (d) this Agreement is valid and enforceable in accordance with its terms, including under federal trademark law and other applicable law, and no Party, and no Claire’s Party, shall challenge the validity or enforceability of this Agreement; and (e) the provisions of this Agreement are not and were not intended to hinder, delay, or defraud any creditor.

12. Indemnification.

12.1 The Claire’s Parties agree, jointly and severally, to protect, indemnify and hold harmless CLSIP and its parent and affiliates, and their directors, officers, employees, licensees, agents, representatives, successors and assigns (collectively, the “Indemnified Parties”), from and against any and all claims, suits, actions or allegations brought or asserted by a third party (each, a “Claim”) and any resulting liabilities, judgments, costs and expenses, including reasonable attorneys’ fees, arising out of or related to (a) the Claire’s Parties’ use of the Licensed IP pursuant to this Agreement; (b) the Claire’s Parties’ breach of their representations, warranties and other obligations under this Agreement; and (c) the Claire’s Parties’ manufacture, distribution, advertising, marketing and sale of the Products, provision of the Services, and operation of the Business, including without limitation any personal injury claims or product liability claims related to the foregoing.

13

12.2 CLSIP shall promptly notify CBI upon the assertion of any Claim against an Indemnified Party, and shall give the Claire’s Parties a reasonable opportunity to defend and/or settle the Claim at its own expense. The Claire’s Parties shall have the sole right to designate the counsel to handle any such defense and/or settlement negotiations, and the Indemnified Parties shall provide the Claire’s Parties with such assistance as it may reasonably request in order to ensure a proper and adequate defense of a Claim. Any settlement of a Claim must be approved in writing by the applicable Indemnified Party prior to the execution of any settlement agreement.

13. Disclaimer of Warranties. CLSIP licenses the Licensed IP to CBI “as is.” CLSIP makes no warranties of any kind, express or implied, in relation to the Licensed IP. Without limiting the foregoing, CLSIP expressly disclaims any and all implied warranties of merchantability, fitness for a particular purpose, and non-infringement.

14. Term.

14.1 This Agreement will remain in effect from the Effective Date and will continue for six years (the “Initial Term”) unless terminated earlier by one of the Parties in accordance with Section 15.

14.2 At the end of the Initial Term, the term of the Agreement shall automatically renew for successive one year periods (the Initial Term and all such renewal periods, the “Term”) unless one party provides written notice of non-renewal to the other at least sixty days prior to the applicable renewal date.

15. Termination.

15.1 CLSIP may terminate this Agreement immediately upon written notice to CBI if the Claire’s Parties fail to make any Payment as required by this Agreement.

15.2 CLSIP may terminate this Agreement upon thirty days written notice to CBI in the event that any Claire’s Party fails to cure a material breach of this Agreement after CBI has received written notice of such breach. For the avoidance of doubt, any failure by CBI or the Claire’s Parties to comply with quality control provisions included in Sections 3 and 7 of this Agreement shall be deemed a material breach. In the event that such breach cannot be cured within thirty days, and so long as the applicable Claire’s Party is making reasonable efforts to implement a cure, the cure period will be automatically extended by a reasonable amount of time to permit such cure (if a cure is feasible). For the avoidance of doubt, neither CBI nor any Claire’s Party shall have a termination right under this paragraph 15.

16. Effects of Termination.

16.1 Upon the termination or the expiration of this Agreement, CBI shall prepare, and each Party shall promptly execute, an application to voluntarily abandon any application, and surrender for cancellation any registration, for a mark that combines a US Icing Mark with a US Claire’s Mark (including but not limited to the registration for ICING BY CLAIRE’S, U.S. Reg. No. 3,050,863), which CBI shall file on behalf of both Parties with the US Patent and Trademark Office. In addition, upon the termination or the expiration of this Agreement, and provided that the CLSIP IP has not been assigned to one or more of the Claire’s Parties pursuant to Section 10, the Claire’s Parties shall take immediate steps to discontinue their use of the Licensed IP; provided, however, that (a) the CBI Parties’ rights in and to the CBI Claire’s Marks and the Non-US Icing Marks shall not be affected by any such termination or expiration of this Agreement, and the CBI Parties may continue to use, license others to use and/or

14

enforce the CBI Claire’s Marks and the Non-US Icing Marks (subject to (i) the adoption of practices to ensure that the concurrent use of the US Claire’s Marks by CLSIP and the Claire’s Parties in the United States will not cause consumer confusion in the marketplace, and (ii) the terms of this Agreement that shall survive pursuant to Section 16.3), it being understood and agreed that the CBI Parties’ use of the CBI Claire’s Marks outside of the United States shall not be deemed an infringement of the CLSIP’s rights in the US Claire’s Marks, and that the CBI Parties’ use of the Non-US Icing Marks outside of the United States shall not be deemed an infringement of CLSIP’s rights in the US Icing Marks; and (b) the Claire’s Parties shall (i) enjoy continued access to the Digital Licensed IP for sixty days so that they may have time to adopt new Internet domain names and a new mobile application for use in connection with the Business; (ii) enjoy continued exclusive rights in and to the jointly owned US Claire’s Marks pursuant to the terms of this Agreement for ninety days so that senior representatives of the Parties may meet to discuss the reasonable measures that each of the Claire’s Parties and CLSIP shall take to ensure that their concurrent use of the US Claire’s Marks in the United States will not cause consumer confusion in the marketplace; and (iii) have one hundred and twenty days to sell off all Products currently in stock that display the US Icing Marks and that are intended for the US market (collectively, the “Phase-Out Period”). Further, if any of the Claire’s Parties’ rights under the Phase-Out Period would otherwise end between the dates of October 15th of the then-current year and January 15th of the following year, such rights and the Phase-Out Period shall be extended to January 15th of the following year. All pertinent terms and conditions of this Agreement will apply during the Phase-Out Period.

16.2 After the Phase-Out Period, and provided that the CLSIP IP has not been assigned to one or more of the Claire’s Parties pursuant to Section 10, the Claire’s Parties and CLSIP (including their respective assignees and successors in interest), as joint owners of the US Claire’s Marks and pursuant to the CLSIP Assignment, shall undertake such commercially reasonable arrangements as may be reasonably satisfactory to both with respect to the joint ownership of the US Claire’s Marks so as to permit each of the Claire’s Parties and CLSIP (including their respective assignees and successors in interest) to take such steps as such party may determine to be appropriate (and at such party’s sole cost, responsibility and liability) to enable it to have and conduct a viable, competitive business in Services and Products using such parties’ respective joint ownership interest in the US Claire’s Marks, including, without limitation, agreements: (i) with respect to the joint ownership, validity and enforceability of the US Claire’s Marks, (ii) to ensure that the Products and Services offered under the US Claire’s Marks conform to standards of quality at least comparable to the Products and Services offered under the US Claire’s Marks immediately before the Effective Date (or any other quality standards that the Parties may adopt in the future pursuant to a written agreement executed by both Parties), (iii) to ensure that the concurrent use of the US Claire’s Marks by CBI on the one hand, and CLSIP on the other hand, and each Party’s successors, assigns and licensees shall not result in the US Claire’s Marks becoming invalid or unenforceable under federal trademark law and other applicable laws, and (iv) with respect to the adoption of practices to ensure that the concurrent use of the US Claire’s Marks by CLSIP and the Claire’s Parties in the United States will not cause consumer confusion in the marketplace; provided that until such arrangements are in place to the reasonable satisfaction of CLSIP (or its assignees and successors in interest), no Claire’s Party may assign, license, or sublicense any US Claire’s Mark, or bring or settle an enforcement action with respect to any US Claire’s Mark, without the prior written approval of CLSIP. Notwithstanding anything in this Agreement to the contrary, CLSIP shall be entitled to use, license, register, defend or enforce the US Claire’s Marks and the Licensed IP in the United States however it wishes (subject to (i) the adoption of practices to ensure that the concurrent use of the US Claire’s Marks by CLSIP and the Claire’s Parties in the United States will not cause consumer confusion in the marketplace, and (ii) the terms of this Agreement that shall survive pursuant to Section 16.3), including without limitation in connection with a retail business that competes with the Business and with CBI and its sublicensees; provided, however, that the foregoing does not infringe upon the CBI Parties’ rights in and to the Non-US Icing Marks or the CBI Claire’s Marks, it being understood and agreed that CLSIP’s use of the US Icing Marks within the United States shall not be deemed an infringement of the

15

CBI Parties’ rights in the Non-US Icing Marks and that CLSIP’s use of the US Claire’s Marks within the United States shall not be deemed an infringement of the CBI Parties’ rights in the CBI Claire’s Marks. For the avoidance of doubt, but subject to the provisions in this Agreement, each Party reserves the right to contest the other Party’s use, license, enforcement, defense or settlement with respect to the US Claire’s Marks after the Phase-Out Period. For the sake of clarity, upon the expiration or termination of this Agreement, and provided that the CLSIP IP has not been assigned to CBI pursuant to Section 10, CLSIP shall continue to own an undivided 17.50% ownership interest in and to the US Claire’s Marks, which shall be owned jointly by the Parties, and CLSIP shall continue to own all right, title and interest in and to the Licensed IP.

16.3 The Parties’ rights and obligations that are ongoing in nature shall survive the expiration or termination of this Agreement, including without limitation the rights and obligations under Section 5 (provided that the CLSIP IP has not been assigned to CBI pursuant to Section 10), Section 6, Sections 11-14, Section 16 and Section 19.

17. Assignment. CLSIP may assign, transfer, delegate or otherwise dispose of any and all of its rights and/or responsibilities under this Agreement to any entity without the consent of CBI upon prior written notice to CBI; provided, however, CLSIP may not assign, transfer, delegate or otherwise dispose of any of its right, title or interest in the CLSIP IP without CBI’s prior written consent, to be granted in its sole discretion (other than pursuant to the Credit Agreement, Guarantee and Collateral Agreement, IP Security Agreement of even date herewith). Except as otherwise permitted in this Agreement, CBI may not assign, transfer, delegate or otherwise dispose of any of its rights or obligations under this Agreement without CLSIP’s prior written consent, not to be unreasonably withheld; provided, however, that a merger, consolidation, combination or restructuring involving CBI or a change in control of CBI shall not be deemed to be an assignment. Any assignment, delegation and/or pledge in violation of this provision or Section 2.3 will be without force or effect. The Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns, each of which must agree to be bound by the Agreement.

18. Miscellaneous.

18.1 Notices. All notices given pursuant to this Agreement shall be in writing and (a) delivered personally; (b) delivered or mailed by registered or certified mail, postage prepaid; or (c) sent by a nationally recognized overnight delivery or courier service, with delivery charges prepaid, and proof of delivery or receipt requested, as follows:

To CLSIP:

CLSIP LLC

2400 West Central Road

Hoffman Estates, IL 60192

Attn: Stephen Sernett

E-mail: Stephen.Sernett@claires.com

To any Claire’s Party:

CBI Distributing Corp.

2400 West Central Road

Hoffman Estates, IL 60192

Attn: Stephen Sernett

E-mail: Stephen.Sernett@claires.com

16

All notices as required here shall be effective upon the earlier of (a) delivery; (b) three days after the mailing; or (c) the next US business day if sent by overnight courier.

18.2 Choice of Law; Choice of Forum. This Agreement, and any dispute arising from this Agreement or the subject matter of this Agreement, shall be governed by the laws of the State of New York, without regard to its conflicts of law principles, and the federal and state courts in the State of New York shall be the sole jurisdiction for resolving all disputes relating to this Agreement. The Parties submit to the jurisdiction of such courts over such a dispute and waive any objection to the propriety or convenience of venue in such courts.

18.3 No Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

18.4 Amendment. This Agreement may only be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may only be waived, by a written amendment executed by both Parties, or in the case of a waiver, by the Party waiving compliance. Notwithstanding the immediately preceding sentence, this Agreement may not be amended, supplemented or modified, and none of the terms, covenants, representations, warranties or conditions may be waived until after the discharge of all obligations under the CLSIP Credit Agreement of even date herewith, absent the prior written consent of the collateral agent under the CLSIP Credit Agreement. No waiver by either Party of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

18.5 Severability. If any provision of this Agreement or the application of any such provision to any person, entity or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the application of such provision to any other persons, entities or circumstances and, to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed amended lawfully to conform with the intent of the Parties.

18.6 Integration. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter, and supersedes all prior and/or contemporaneous oral or written negotiations, offers, representations, warranties, and agreements with respect to this subject matter.

18.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been shown to have been executed by each Party and delivered to the other.

[Signature Page Follows]

17

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

CLSIP LLC		CBI DISTRIBUTING CORP.

/s/ Stephen Sernett		/s/ Stephen Sernett
Name:	Stephen Sernett	Name:	Stephen Sernett
Title:	Vice President, Secretary and General Counsel	Title:	Vice President and Associate General Counsel

Date:	September 20, 2016	Date:	September 20, 2016

CLAIRE’S STORES, INC.		CLAIRE’S PUERTO RICO CORP.

/s/ Stephen Sernett		/s/ Stephen Sernett
Name:	Stephen Sernett	Name:	Stephen Sernett
Title:	Vice President and Associate General Counsel	Title:	Vice President and Associate General Counsel

Date:	September 20, 2016	Date:	September 20, 2016

BMS DISTRIBUTING CORP.		CLAIRE’S STORES CANADA CORP.

/s/ Stephen Sernett		/s/ Stephen Sernett
Name:	Stephen Sernett	Name:	Stephen Sernett
Title:	Vice President and Associate General Counsel	Title:	Vice President and Associate General Counsel

Date:	September 20, 2016	Date:	September 20, 2016

CLAIRE’S BOUTIQUES, INC.		CSI CANADA LLC

/s/ Stephen Sernett		/s/ Stephen Sernett
Name:	Stephen Sernett	Name:	Stephen Sernett
Title:	Vice President and Associate General Counsel	Title:	Manager

Date:	September 20, 2016	Date:	September 20, 2016

[Signature Page to IP Agreement]

Exhibit A

Domain Names

blingyourbff.com	clairesstores.info
claires.adult	clairesstores.us
claires.biz	clairestores.biz
claires.blackfriday	clairestores.com
claires.boutique	clairestores.info
claires.career	clairestores.us
claires.careers	icing.biz
claires.com	icing.blackfriday
claires.info	icing.boutique
claires.jobs	icing.career
claires.marketing	icing.careers
claires.net	icing.com
claires.org	icing.fashion
claires.porn	icing.info
claires.social	icing.marketing
claires.us	icing.social
claires.xxx (blocked)	icing.us
clairesaccessories.biz	icing.xxx (blocked)
clairesaccessories.com	icingbyclaires.com
clairesaccessories.info	icingice.com
clairesaccessories.us	icings.biz
clairesboutique.biz	icings.info
clairesboutique.info	icings.us
clairesboutique.us	itsatclaires.com
clairesboutiques.biz	secretsantacircle.com
clairesboutiques.com	theicing.biz
clairesboutiques.info	theicing.com
clairesboutiques.us	theicing.info
clairescareers.com	theicing.net
clairesclub.com	theicing.org
clairescorp.com	theicing.us

clairescorporation.com

clairesglobalstyle.com

clairesglobalstyles.com

clairesinc.com

clairesint.com

clairesmail.com

clairesmail.net

clairesmail.org

clairespromstyle.com

clairesretail.com

clairessa.com

clairesstores.biz

19

US Claire’s Marks

Country	Trademark	Status	App. No.	App. Date	Reg. No.	Reg. Date	Class/Goods
United States of America	...IT’S AT CLAIRE’S	Registered	77/883682	01-Dec-2009	3817929	13-Jul-2010	35 Int. Retail store services featuring jewelry, clothing, cosmetics, toiletries, hair goods and accessories, namely, hand bags, shoes, hats, belts, wallets, eyeglass cases, key chains, jewelry boxes, desk accessories, cell phone accessories, pet accessories

United States of America	CLAIRE’S	Registered	78/975449	04-Nov-2003	2908859	07-Dec-2004	16 Int. Stationary, notebooks, address books, diaries, temporary tattoos, photo albums.

United States of America	CLAIRE’S	Registered	78/975445	31-Jul-2002	2951866	17-May-2005	03 Int. Cosmetics, namely lip gloss wands, lipstick, hair dyes, blush, antiperspirants, perfume balm, powder having reflective qualities for topical application to the skin or hair for cosmetic purposes, bath and body gels, bath and body lotions, nail polish, hair lotions.

United States of America	CLAIRE’S	Registered	74/517854	28-Apr-1994	1925359	10-Oct-1995	14 Int. Jewelry, namely earrings, necklaces, rings, bracelets, ornamental pins, and hair ornaments.

United States of America	CLAIRE’S	Registered	74/517853	28-Apr-1994	1890335	18-Apr-1995	42 Int. Retail store services featuring ladies’ clothing accessories and jewelry.

United States of America	CLAIRE’S	Registered	78/975454	31-Jul-2002	2925470	08-Feb-2005	25 Int. Clothing, namely socks, hats, gloves, shirts.

United States of America	CLAIRE’S	Registered	78/975452	31-Jul-2002	2967212	12-Jul-2005	20 Int. Containers made primarily of plastic for holding trinkets and coins.

United States of America	CLAIRE’S	Registered	74/518090	28-Apr-1994	1929317	24-Oct-1995	05 Int. Ear drops for application on pierced ears.

United States of America	CLAIRE’S	Registered	78/975382	01-Jul- 2003	2974652	19-Jul-2005	35 Int. Issuing gift certificates which may be redeemed for goods.

United States of America	CLAIRE’S	Registered	78/589527	17-Mar-2005	3319826	23-Oct-2007	03 Int. Personal care items, namely, razors, razor blades, shaving creams and foams, depilatories, fragrance, toothpaste, tooth brushes, dental floss, tooth whitener, mouthwash, breath fresheners, and make-up remover cleansers.

20

United States of America	CLAIRE’S	Registered	78/149317	31-Jul-2002	3190839	02-Jan-2007	35 Int. retail store services dealing in notions, cosmetics, jewelry, stationery products, hair goods, clothing accessories and the like primarily for women and girls

United States of America	CLAIRE’S	Registered	78/975446	31-Jul-2002	2908857	07-Dec-2004	09 Int. Cell phone holders.

United States of America	CLAIRE’S	Registered	78/975448	31-Jul-2002	2996103	13-Sep-2005	14 Int. jewelry, belly chains, bracelets, toe rings, body clips, ear cuffs, earring holders.

United States of America	CLAIRE’S	Registered	78/975453	04-Nov-2003	2900024	02-Nov-2004	24 Int. Pillows, pillow cases.

United States of America	CLAIRE’S	Registered	78/269386	01-Jul-2003	2978984	26-Jul-2005	16 Int. stationery

United States of America	CLAIRE’S	Registered	74/512656	14-Apr-1994	1891172	25-Apr-1995	25 Int. Women’s stockings

United States of America	CLAIRE’S	Registered	78/975455	31-Jul- 2002	2908861	07-Dec-2004	26 Int. Hair accessories, namely, barrettes, hair bows, hair ornaments, claw clips, head wraps.

United States of America	CLAIRE’S & CIRCLE A Design	Registered	76/064166	06-Jun-2000	2623039	24-Sep-2002	35 Int. Retail store services dealing in men and women’s jewelry, wallets, key chains, sunglasses, removable tattoos, hats, notions, clothing, women’s clothing, women’s clothing accessories, namely, handkerchiefs, scarves, jewelry, hair bands, hair goods, cosmetics, and perfumes.

United States of America	CLAIRE’S ACCESSORIES	Registered	74/619578	10-Jan-1995	1956047	13-Feb-1996	42 Int. Retail store services featuring ladies accessories.

United States of America	CLAIRE’S ACCESSORIES	Registered	74/586876	18-Oct-1994	1946557	09-Jan-1996	42 Int. Retail store services featuring ladies clothing accessories and jewelry.

United States of America	CLAIRE’S ACCESSORIES& CIRCLE A Design	Registered	75/331385	28-Jul-1997	2294937	30-Nov-1999	35 Int. Retail store services dealing with men’s and women’s jewelry, wallets, key chains, sunglasses, removable tattoos, hats, notions, clothing including women’s clothing, perfumes, hair goods and handkerchiefs.

21

United States of America	CLAIRE’S BOUTIQUES & Design	Registered	73/653581	06-Apr-1987	1514045	22-Nov-1988	42 Int. Retail store services for the sale of lady accessories.

United States of America	CLAIRE’S CLUB	Registered	78/975466	09-Oct-2002	2908866	07-Dec-2004	18 Int. Bags, namely, backpacks, tote bags and wallets.

United States of America	CLAIRE’S CLUB	Registered	78/975462	09-Oct-2002	2908863	07-Dec-2004	09 Int. Sunglasses; telephones.

United States of America	CLAIRE’S CLUB	Registered	78/975461	09-Oct-2002	2908862	07-Dec-2004	03 Int. Cosmetics.

United States of America	CLAIRE’S CLUB	Registered	78/172438	09-Oct-2002	2908191	07-Dec-2004	26 Int. hair goods, namely, clips, hair bows, ponytail twisters, hair bands, hair claws, snap clips, snap tops, salon clips, bobby pins; artificial flower bridal bouquets

United States of America	CLAIRE’S CLUB	Registered	78/554003	26-Jan-2005	3343775	27-Nov-2007	35 Int. Retail services featuring notions, cosmetics, jewelry, hair care products, hair goods, clothing and accessories, toiletry products, jewelry, stationery products, automobile accessories, removable tattoos, pillows, pillow cases, cell phone holders, furniture accessories, inflatable furniture, incense, incense holders, incense sticks and cones, candles, containers for trinkets and coins, toys, bags, wallets, key chains, sunglasses, stockings, personal care items

United States of America	CLAIRE’S CLUB	Registered	78/975464	09-Oct-2002	2908865	07-Dec-2004	14 Int. Tiaras, jewelry, earrings, necklaces, bracelets, and bracelets, necklaces and earrings sold in combination.

United States of America	CLAIRE’S CLUB	Registered	78/975469	09-Oct-2002	2908868	07-Dec-2004	25 Int. Hair goods, namely, bridal veils, floral head wreaths, headbands, head wraps, head scarves; apparel, namely, gloves, boas, footwear; slippers; flip flops; dress up shoes; dresses, capes, baseball hats and caps, visors, cowboy hats, socks belts.

22

United States of America	CLAIRE’S ETC.	Registered	75/057738	14-Feb-1996	2065959	27-May-1997	42 Int. Retail store services dealing in men’s and women’s jewelry, wallets, key chains, sunglasses, removable tatoos, hats, notions, clothing, women’s clothing and accessories, perfumes, hair goods, and handkerchiefs.

United States of America	CLAIRE’S ETC.	Registered	75/079178	27-Mar-1996	2064149	20-May-1997	42 Int. Retail store services dealing in men’s and women’s jewelry, wallets, key chains, sunglasses, removable tattoos, hats, notions, clothing, women’s clothing and accessories, perfumes, hair goods, and handkerchiefs.

United States of America	CLAIRE’S Logo	Registered	77/560510	02-Sep-2008	3602239	07-Apr-2009	35 Int. Retail store services featuring clothing, accessories and jewelry.

United States of America	CLAIRE’S OUTLET	Registered	85/872707	11-Mar-2013	4610591	23-Sep-2014	35 Int. Retail store services featuring jewelry, notions, cosmetics, hair goods, clothing accessories, stationery products and the like

United States of America	SECRET SANTA CIRCLE	Registered	85/173806	10-Nov-2010	4005371	02-Aug-2011	35 Int. Providing online retail store services featuring clothing and fashion accessories via a website that has a specific feature that allows users to give and receive purchases through anonymousgift exchanges

United States of America	SENSITIVE SOLUTIONS	Registered	74/646373	13-Mar-1995	1951435	23-Jan-1996	14 Int. Jewelry.

United States of America	ICING BY CLAIRE’S	Registered	78/618255	04-Apr-2005	3050863	01-Jan-2006	35 Int. Retail store services dealing in women’s clothing and accessories

23

US Icing Marks

Country	Trademark	Status	App. No.	App. Date	Reg. No.	Reg. Date	Class/Goods
United States of America	ICING	Registered	77/473939	14-May-2008	3743653	02-Feb-2010

03 Int. Cosmetics, namely, nail polish, lip color, lip gloss, foundation, blush, eyeliner, cosmetic pencils, eye shadow, mascara, face powders, bronzers; fragrances, all sold exclusively in Icing by Claire’s stores 09 Int. Sunglasses; cellular phone cases.

14 Int. Jewelry, namely, earrings; necklaces; bracelets; rings; ornamental pins; watches; charms; jewelry cases.

18 Int. for Clutch purses; cosmetic cases sold empty; handbags, key cases; purses; shoulder bags; coin purses; leather key chains; imitation leather key chains; wallets.

20 Int. Picture frames; non-metal and non-leather key-chains

25 Int. Clothing, namely socks, hats, gloves, shirts; footwear; head scarves

26 Int. Hair accessories, namely, barrettes, hair bows, hair ornaments, hair ornaments in the nature of hair wraps, hair pins, hair clips

35 Int. Retail store services featuring jewelry, women’s clothing, purses, accessories, footwear, cosmetics, picture frames

United States of America	ICING OUTLET	Registered	85/872705	11-Mar-2013	4544654	03-Jun-2014	35 Int. Retail store services featuring jewelry, notions, cosmetics, hair accessories, clothing accessories, and stationery products.

24

Country	Trademark	Status	App. No.	App. Date	Reg. No.	Reg. Date	Class/Goods
United States of America	ICING STYLIZED	Registered	85/831738	24-Jan-2013	4610511	23-Sep-2014

03 Int. Soap; bath lotions; cleaning preparations, excluding hair care preparations; shoe cream; leather cleaning preparations; emery paper; pumice stones for personal use; perfumery; cosmetics; cosmetics kits and make-up kits comprised of lipstick, lip gloss, lip liner, eye shadow, makeup palettes, eyeliner, blush, face powder and foundations; makeup; non-medicated toiletries; perfumes; lipstick; lip gloss; nail polish; rouge; depilatories; shaving preparations; make-up removal preparations; antiperspirants; incense; air fragrancing preparations; powder having reflective qualities for topical application to the skin or hair for cosmetic purposes; nail stickers

09 Int. Sunglasses; telephones; compact discs and optical discs featuring music and music videos; cell phone straps; telephone covers not made of paper; cell phone holders; DVDs featuring music and music videos.

14 Int. Jewelry, rings, necklaces, bracelets, earrings, tiaras, belly chains, toe rings, body clips, ear cuffs, earring holders, ornamental pins; jewelry brooches.

16 Int. Instructional books relating to hairstyling, personal accessories, fashions and clothing fashions.

18 Int. Handbags; purses; wallets; backpacks; school bags; reusable shopping bags; umbrellas; key cases; vanity cases, not fitted.

21 Int. Hair brushes; combs; large tooth hair combs; mugs, not of precious metal; drinking glasses; beverage glassware for daily use, including cups as well as plates, pots and glass jars; sponges for household purposes; candlesticks;

25

Country	Trademark	Status	App. No.	App. Date	Reg. No.	Reg. Date	Class/Goods

cosmetic brushes; applicator sticks for applying make-up; wands for applying lip gloss; china ornaments; baskets for domestic use, not of metal; water bottles sold empty; pottery, namely, mugs and bowls; candle holders; incense holders in the nature of incense burners.

25 Int. Clothing, namely, shirts, pants, coats, dresses and pajamas; bathing suits; rainwear; gymnastic shoes; footwear, headwear; stockings; gloves; scarves; belts; sashes.

26 Int. Hair ornaments, brooches for clothing, belt buckles, buttons, hair curlers, other than hand implements, lace and embroidery, ribbons, barrettes, hair bows, hair pins, claw clips, hair ornaments in the nature of hair wraps.

28 Int. Toy animals; board games; dolls; plush toys.

35 Int. Retail store services featuring jewelry, notions, cosmetics, hair accessories, clothing accessories and stationery products.

United States of America	THE ICING	Registered	73/642264	20-Feb-1987	1466727	24-Nov-1987	42 Int. Retail clothing and clothing accessory store services.

United States of America	THE ICING	Registered	77/329699	14-Nov-2007	3461876	08-Jul-2008	35 Int. Retail store services featuring clothing, accessories and jewelry.

United States of America	THE ICING ACCESSORIES & Design	Registered	75/201596	21-Nov-1996	2234841	23-Mar-1999	35 Int. Retail store services featuring jewelry, women’s clothing and accessories.

26

Exhibit B

Mobile Application Agreement

[Attached]

27

PREDICTSPRING, INC.

CUSTOMER AGREEMENT

Customer: CBI Distributing Corp.	Customer: CBI Distributing Corp.	PredictSpring Inc
	Contact: Brian Thompson Address: 2400 W. Central Rd. Hoffman Estates, IL 60192	Contact: Nitin Mangtani Address: 447 Rinconada Court Los Altos, CA 94022
	Phone: 847.765.1470	Phone: 650-917-9052
	Fax: 847-765-7221	Fax:
	E-Mail: brian.thompson@claires.com	E-Mail: nitin@predictspring.com

Fees:

•	For up to 100,000 app installs across Android and iPhone smart phones, if Customer opts to pay on a monthly basis the fee is $5,000 per month (the “Monthly Payment Option”), and if Customer opts to pay as a one-time upfront payment the total annual fee will be reduced to $50,000 (the “One Time Payment Option”).

•	For the Monthly Payment Option, payment is $5000 per month, invoiced for each month on the 7th day of that month.

•	For the One Time Payment Option, payment is $50,000 invoiced upon full execution of this Agreement.

•	Customer’s Selected Option (Customer to check one of the following):

☐ Monthly Payment Option

☒ One Time Payment Option

•	After the Initial Term (as defined below) Customer’s selected billing/payment option shall always default to the Monthly Payment Option unless or until Customer provides written notice selecting the One Time Payment Option, and at that point the payment of $50,000 will be invoiced for the twelve (12) months beginning on the first day of the calendar month immediately following PredictSpring’s receipt of Customer’s notice.

Term:

•	One (1) year from the Effective Date (“Initial Term”), with cancellation any time after the Initial Term by either party with at least thirty (30) days prior written notice to the other party.

This Customer Agreement (“Agreement”) is entered into by and between PredictSpring, Inc. (“PredictSpring”) and the Customer listed above (“Customer”). This Agreement and the Terms and Conditions attached hereto set forth the entire understanding of the parties with respect to the subject matter described herein and constitutes the entire agreement between the parties, which shall be effective as of 4/6, 2015 (“Effective Date”). There shall be no force or effect to any different terms of any related purchase order or similar form even if signed by the parties after the date hereof.

CBI Distributing Corp.		PredictSpring, Inc.

By:	/s/ BRIAN THOMPSON	By:	/s/ NITIN MANGTANI
Name:	BRIAN THOMPSON	Name:	NITIN MANGTANI
Title:	Group Director Digital	Title:	CEO

TERMS AND CONDITIONS

1. Services.

1.1 Subject to the terms and conditions of this Agreement, PredictSpring will provide Customer with access to its mobile commerce platform that provides (1) mobile application development and publishing services (the “Development Services”) for Customer to build native iOS and Android applications (“Applications”) and (2) hosting and support services for Application deployment described in Exhibit B (the “Subscription Services”) (the Development Services together with the Platform (defined below) and Subscription Services, the “Service(s)”). PredictSpring’s mobile commerce platform described in this section shall be referred to as the “Platform.”

1.2 Customer will cooperate with PredictSpring in connection with the performance of this Agreement by making available such personnel and information as may be reasonably required by PredictSpring in providing the Services. Each party understands that the other party’s performance is dependent in part on its actions. Accordingly, each party will timely provide the other party with necessary items and assistance in connection with performance required under this Agreement. PredictSpring shall determine the time, place, methods, details and means of performing the Services, provided no such decision will relieve PredictSpring in any way of its obligation to perform Services in accordance with this Agreement. Customer will also cooperate with PredictSpring in establishing a password or other procedures for verifying that only designated employees of Customer have access to any administrative functions of the Services. Customer will be responsible for maintaining the security of Customer’s account with PredictSpring, passwords (including administrative and user passwords) and files, and for all uses of Customer’s account, in accordance with Customer’s standard practices in use for its own security related responsibilities outside of this Agreement. Customer shall not share with any third party any such account or password without the prior written consent of PredictSpring.

Service Level Agreement. PredictSpring will use commercially reasonable efforts to make the Subscription Services available in accordance with the Service Level Agreement attached hereto as Exhibit A. Customer’s remedies for failure to meet the SLA are set forth in Exhibit A.

2. Customer Obligations.

2.1 Customer hereby authorizes and grants PredictSpring a right and license to, according to Customer’s specific instructions, (i) submit its Application on Customer’s behalf to the applicable third party platform (“3rd Party Platform”), (ii) upgrade or update its Platform resource files, to the extent such upgrade or update is applicable and/or required or as otherwise permitted by this Agreement (such upgrades or updates to be referred to as the “Upgrades”), and (iii) remove an Application from the 3rd Party Platform. Customer acknowledges and agrees that PredictSpring cannot guarantee the acceptance of an Application by any 3rd Party Platform. Customer is responsible for complying with all applicable terms of use, standards or guidelines of all applicable 3rd Party Platforms (“Platform Guidelines”). Notwithstanding anything otherwise written, all Upgrades will be provided at no additional charge to Customer.

2.2 Customer may not knowingly provide to any person or export or re-export or allow the export or re-export of the Services or anything related thereto or any direct product thereof in violation of any applicable laws or regulations. Customer’s use of the Services and all Customer Content (as defined below) will comply with all applicable laws and regulations. PredictSpring will have no responsibility and will not be liable for Customer or its end users’ use of the Services in violation of the foregoing. Customer is and will be at all times responsible for all distribution channels and other methods of offering Applications to end users. PredictSpring will not publish any Application which violates any applicable law or Platform Guideline.

3. Confidentiality; Restrictions. Each party (the “Receiving Party”) understands that the other party (the “Disclosing Party”) has disclosed or may disclose business, technical or financial information relating to the Disclosing Party’s business (hereinafter referred to as “Proprietary Information” of the Disclosing Party). The Receiving Party agrees: (i) to take reasonable precautions to protect such Proprietary Information, and (ii) not to use (except as expressly permitted herein) or divulge to any third person any such Proprietary Information. The Disclosing Party agrees that the foregoing shall not apply with respect to any information after two (2) years (except that in the case of trade secrets, the confidentiality obligations will continue until such information is no longer considered a trade secret) following the disclosure thereof or any information that the Receiving Party can document (a) is or becomes generally available to the public, or (b) was in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it without restriction by a third party, or (d) was independently developed without use of any Proprietary Information of the Disclosing Party or (e) is required by law. Further, except as expressly authorized by PredictSpring, Customer will not, and will not permit any third party to reverse engineer or otherwise attempt to discover the source code or underlying structure or algorithms of the Services, including the Applications (except to the extent such restrictions are contrary to applicable law), modify or create derivative works based on the Services, or otherwise use the Services outside of the scope permitted under this Agreement.

4. Intellectual Property Rights.

4.1 PredictSpring owns and will retain all right, title and interest in and to the Services, including PredictSpring’s Platform, mobile workbench, and Applications. No rights are granted to the Customer hereunder other than as expressly set forth herein. As between the parties, Customer Content (as defined below) will be owned by Customer. Customer will be solely responsible for the accuracy, quality, integrity and legality of Customer Content. Customer hereby grants to PredictSpring a limited, non-exclusive, worldwide license to use, reproduce, create derivative works of, distribute, publicly perform and display Customer Content solely to provide the Services to Customer. “Customer Content” means any information, data, graphics, content and other materials provided or made available to PredictSpring by Customer or Customer’s end users in the course of receiving or using Services.

4.2 PredictSpring shall have the right to collect and analyze data and other information relating to the use and performance of various aspects of the Services and related systems and technologies and PredictSpring will be free to (i) use such information and data (during and after the term hereof) to improve and enhance the Services and for other development, diagnostic and corrective purposes in connection with the Services and other PredictSpring offerings, and (ii) use and disclose such data in aggregate or other anonymous and de-identified form for marketing purposes and otherwise in connection with its business. Further, if you provide PredictSpring any feedback, ideas, concepts or suggestions about PredictSpring’s Services, business, technology or Confidential

Information (“Feedback”), you grant PredictSpring, without charge, the fully paid-up, irrevocable right and license to use, share, commercialize and otherwise fully exercise and exploit your Feedback and all related rights (and to allow others to do so) in any way and for any purpose. These rights survive termination of this Agreement in perpetuity.

5. Payment of Fees. Customer will pay PredictSpring the Fees set forth in this Agreement. Payment will be due within thirty (30) days of Customer’s receipt of a valid invoice. Unpaid Fees are subject to a finance charge of one percent (1.0%) per month, or the maximum permitted by law, whichever is lower, if such unpaid Fees remain open at least fifteen (15) days after PredictSpring’s express written notice to Customer regarding such unpaid fees. Further, if Customer has not paid any unpaid Fees within fifteen (15) days of PredictSpring’s express written notice, PredictSpring may restrict or suspend Customer’s access to the Services until the time Customer’s payment for unpaid Fees is received. Customer is solely responsible for collecting and paying any fees associated with transactions between Customer’s end users and Customer.

6. Termination. Either party may terminate this Agreement upon written notice to the other party if the other party materially breaches this Agreement and does not cure such breach within thirty (30) days after receiving written notice of such breach. Either party may terminate this Agreement, upon written notice, (i) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings, (ii) upon the other party’s making an assignment for the benefit of creditors, or (iii) upon the other party’s dissolution or ceasing to do business. Termination or expiration of this Agreement shall not affect any rights or obligations of the parties, including the payment of amounts due, which have accrued up to the date of such termination or expiration. All fees are non- refundable except as expressly stated herein. Upon termination or expiration of this Agreement, the provisions of Sections 4, 4, 6, 8, 9, and 10 shall survive and shall continue in full force and effect in accordance with their terms. Notwithstanding any other provision of this Agreement, if Monthly Uptime Percentage (as defined in Exhibit A) for any month of this Agreement is lower than 95% percent (95%), that qualifies as a material breach hereunder, and if such breach leads to Customer’s termination of this Agreement in accordance with this Section 6, PredictSpring will refund any amount paid by Customer covering any time after such termination date.

7. Warranties; Disclaimer.

7.1 Each party represents and warrants that: (a) any and all activities it undertakes in connection with this Agreement shall be performed in compliance with all applicable laws and regulations, including, without limitation, data privacy laws and regulations; and (b) their materials provided or included as part of the Services does not infringe any third party intellectual property right.

7.2 PREDICTSPRING MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT PREDICTSPRING DOES NOT WARRANT THAT THE SERVICES WILL MEET CUSTOMER’S REQUIREMENTS OR THAT PERFORMANCE OF THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE INCLUDING ANY ERRORS OR OMISSIONS IN THE SEARCH RESULTS OBTAINED THROUGH USE OF THE SERVICES.

8. Limitation of Liability. EXCEPT FOR BREACH OF SECTIONS 3 (CONFIDENTIALITY) OR 4.1 (INTELLECTUAL PROPERTY RIGHTS), IN NO EVENT WILL EITHER PARTY BE LIABLE FOR (A) ANY INDIRECT, PUNITIVE, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE DELAY OR INABILITY TO USE THE SERVICES (INCLUDING LOST PROFITS) OR (B) ANY OTHER DAMAGES IN EXCESS OF TEN THOUSAND DOLLARS ($10,000), IN EACH CASE WHETHER BASED IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES. THE FOREGOING LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY AND TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, BUT IN NO WAY WILL APPLY TO ANY INJURY OR DEATH TO ANY PERSON OR DAMAGE TO ANY PROPERTY CAUSED BY GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

9. Publicity. PredictSpring may use Customer’s name and logo on PredictSpring’s website and marketing materials to identify Customer as a customer of PredictSpring. PredictSpring may issue a press release regarding this Agreement and the relationship between the parties, subject to Customer’s prior approval (not to be unreasonably withheld).

10. Indemnification.

10.1 PredictSpring agrees to indemnify, defend, and hold harmless Customer against any liabilities, damages and costs (including reasonable attorneys’ fees) payable to a third party arising out of a third party claim alleging that the Application as provided by PredictSpring (excluding any Customer Content) infringe any third party intellectual property right.

10.2 Notwithstanding the foregoing, PredictSpring will have no obligation under this section or otherwise with respect to any infringement claim to the extent based upon (i) any unauthorized use, reproduction, or distribution of the Application or any breach of this Agreement by Customer, (ii) any combination of the Application with other products, equipment, software, uses or data not supplied, authorized or recommended by PredictSpring, (iii) any modification of the Application by any person other than PredictSpring or its authorized agents or contractors or (iv) any activity after PredictSpring has provided Customer with a work around or modification that would have avoided such issue without materially adversely affecting the functionality or availability of the Application. If PredictSpring reasonably believes that all or any portion of the Application, or the use thereof is likely to become the subject of any infringement claim, suit or proceeding, PredictSpring will procure, at PredictSpring’s expense, for Customer the right to continue using the Services in accordance with the terms hereof, replace or modify the allegedly infringing Application to make it non-infringing, or, in the event the preceding is infeasible or not commercially practicable, PredictSpring may, in its sole discretion, terminate this Agreement upon written notice to Customer and refund to Customer any prepaid amounts for unused services related to the Application.

10.3 Customer agrees to indemnify, defend, and hold harmless PredictSpring against any liabilities, damages and costs (including reasonable attorneys’ fees) payable to a third party arising in connection with any claim or action that arises from Customer’s alleged violation of any applicable law, regulation or Platform Guideline, or otherwise from Customer’s use of Services.

10.4 Each party’s indemnification obligations are conditioned on the party seeking indemnity providing the other party with (i) prompt written notice of any claim, (ii) sole control over defense and settlement of the claim, and (ii) reasonable assistance with defense and settlement The indemnifying party shall not enter into any settlement or compromise of any claim without the indemnified party’s prior written consent, which shall not be unreasonably withheld, unless the settlement resolves such claim without liability or impairment to the indemnified party or its rights.

11. General. For all purposes under this Agreement each party shall be and act as an independent contractor and shall not bind nor attempt to bind the other to any contract. PredictSpring will be solely responsible for its income taxes in connection with this Agreement and Customer will be responsible for sales, use and similar taxes, if any. PredictSpring will be responsible for performance of its agents and subcontractors under this Agreement. This Agreement and any dispute arising hereunder shall be governed by the laws of the State of California, without regard to the conflicts of law provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover reasonable costs and attorneys’ fees. Without limiting anything herein, and except for payment obligations, neither party shall have any liability for any failure or delay resulting from any condition beyond the reasonable control of such party, including but not limited to governmental action or acts of terrorism, earthquake or other acts of God, labor conditions and power failures. Neither party shall have the right to assign this Agreement, except that either party may assign its rights and obligations without consent to a successor to substantially all its relevant assets or business. No waiver, change, or modification to this Agreement will be effective unless in writing signed by both parties. Any notices in connection with this Agreement will be in writing and sent by, email, first class US mail, confirmed facsimile or major overnight delivery courier service, all to the address specified on the cover sheet of this Agreement or such other address as may be properly specified by written notice hereunder. The parties agree that this Agreement may be signed by manual or facsimile signatures and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated so that this Agreement shall otherwise remain in full force and effect and enforceable.

EXHIBIT A

PredictSpring, Inc. Subscription Service Level Agreement

Subscription Service SLA. During the term of the Agreement the Platform will be operational and available to Customer’s end users at least 99.9% of the time in any calendar month (the “SLA”). If PredictSpring does not meet the SLA, and if Customer meets its obligations under this SLA and the Agreement, Customer will be eligible to receive the Service Credits described below. This Exhibit A states Customer’s sole and exclusive remedy for any failure by PredictSpring to meet the SLA.

Definitions. The following definitions shall apply to the SLA.

•	“Downtime” means, for a mobile application, if there is more than a five percent User Error Rate (as defined below). Downtime is measured based on server side error rate.

•	“Monthly Uptime Percentage” means total number of minutes in a calendar month minus the number of minutes of Downtime suffered in a calendar month, divided by the total number of minutes in a calendar month.

•	“User Error Rate” means the number of instances of failure to make requests from the Application to PredictSpring’s backend cloud services, divided by the number of requests made in any given month, provided that the foregoing shall not include failures related to cellular connection or any failure caused by cellular networks, including timing out.

•	“Service Credit” means the following:

Monthly Uptime Percentage	Monetary credit equal to the value of days of service (calculated by dividing the monthly Fee by 30) applied to the next month’s invoice
< 99.0% - >= 97.0%	1
< 97.0% - >= 95.0%	3
<95.0%	5

Customer Must Request Service Credit. In order to receive any of the Service Credits described above, Customer must notify PredictSpring within thirty (30) days from the time Customer becomes eligible to receive a Service Credit. Failure to comply with this requirement will forfeit Customer’s right to receive a Service Credit.

Maximum Subscription Service Credit. The aggregate maximum number of Service Credits to be issued by PredictSpring to Customer for all Downtime that occurs in a single calendar month shall not exceed fifteen (15) days of the Subscription Service added to the end of the Initial Term or any subsequent twelve (12) month time period thereafter for the Subscription Service (or the value of fifteen (15) days of service in the form of a monetary credit if Customer has then currently opted for the Monthly Billing Option). Service Credits may not be exchanged for, or converted to, monetary amounts, except when Customer has opted for the Monthly Billing Option.

SLA Exclusions. The SLA does not apply for any performance issues: (i) caused by factors described in the “Force Majeure” section of the Agreement; or (ii) that resulted from Customer’s equipment or Customer’s third party equipment, or both (not within the primary control of PredictSpring).

EXHIBIT B

PredictSpring, Inc. Subscriptions Services

Major features provided by PredictSpring Mobile platform. These features are dependent on customer providing appropriate access to APIs and data.

1.	Instant Search: Consumers can search for products by just entering a single character, as they enter more characters, search results change instantly in mobile app

2.	Merchandized Layouts: Customize individual layouts with products, promotions, videos and images

3.	UI Customizations: Customize Fonts, Button Colors, Price Text Color, Cell Borders and Layouts Backgrounds

4.	Advanced Facet Settings: Define what attributes users can do faceted searches and buckets for pricing

5.	Store Locator: Search for stores using GPS, ZipCode or City

6.	Push Notifications: Ability to send push notifications to any of the users who have opted for notifications

7.	Automatic Product Feed: Automatically push product feed to PredictSpring on daily basis

8.	Barcode Scanning: Allow users to scan barcode in-store and see the product details on the mobile app

9.	Facebook Login and WishList: Login with Facebook account manage WishList of items

10.	Menu Customization: Customize Hamburger menu and items you like to be listed in the menu

11.	Google Analytics: Integration with GA to view usage and analytics

12.	BazaarVoice - Ratings and Reviews: Support for ratings and reviews in product detail page

Additional Support Services

1.	Standard (non severe) issues: For standard support requests, Customer can email to the below address to file a support ticket:

support@predictspring.zendesk.com

The hours during which PredictSpring will respond to emailed support tickets are:

Mon - Fri 9AM - 5PM Pacific time

PredictSpring’s response time goal is to respond within twenty four (24) hours or receipt.

2.	Severe issues (app is crashing and there is downtime from PredictSpring’s backend server): Customer can call PredictSpring’s support hotline at:

1-866-565-0251

(Ext#2, or Dial 0 for operator)

PREDICTSPRING, INC.

ADDENDUM TO CUSTOMER AGREEMENT

Customer: CBI Distributing Corp	Contact: James Spencer

Address:	Phone:

E-Mail: james.Spencer@claires.com

Terms and Fees:

•	$60,000 for up to 200,000 app installs across Android and iPhone devices.

•	1 Year Term from Effective Date

•	Platform support for premium features: Instagram Shop-the-Look, Geofencing.

•	Payment of $60,000 shall be made within 30 days of signing this agreement.

This Addendum to Customer Agreement (“Addendum”) is made by and between PredictSpring, Inc. (“PredictSpring”) and CBI Distributing Corp (“Customer”).

This Agreement and the Terms and Conditions are based on the Master Customer Agreement signed between PredictSpring and Customer as parties on April 6th, 2015.

This Agreement shall be effective as of March 31st, 2016 (“Effective Date”). There shall be no force or effect to any different terms of any related purchase order or similar form even if signed by the parties after the date hereof.

CBI Distributing Corp.		PredictSpring, Inc.

By:	/s/ James Spencer	By:	/s/ Nitin Mangtani
Name:	James Spencer	Name:	Nitin Mangtani
Title:	Director of Development	Title:	CEO

EXHIBIT F

[FORM OF]

PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE

Reference is made to the Term Loan Credit Agreement, dated as of September 20, 2016 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CLSIP, LLC, a Delaware limited liability company (the “Borrower”), CLSIP Holdings, LLC, a Delaware limited liability company (“Holdings”), the lenders from time to time party thereto (“Lenders”), and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and collateral agent for the Secured Parties. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the [                    ]1 agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) and pursuant to the terms and conditions set forth in the Credit Agreement for Permitted Loan Purchases (including, without limitation, Section 9.04(h)), the interest described in Schedule 1 hereto in and to the Assignor’s rights and obligations under the Credit Agreement in a principal amount of the Loans as set forth on Schedule 1 hereto (the “Assigned Interest”).

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other obligor or the performance or observance by the Borrower or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (d) attaches any Notes held by it evidencing the Assigned Interest. To the extent the Assignor has retained any interest in the Obligations under the Credit Agreement and holds a Note evidencing such interest, the Assignor hereby requests that the Administrative Agent exchange the attached Note or Notes for a new Note or Notes

[1]	Specify Borrower or applicable Affiliate of the Borrower.

payable to the Assignor, in each case, in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Permitted Loan Purchase Assignment and Acceptance and has taken all action necessary to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transaction contemplated hereby; and (b) represents and warrants that it satisfied the requirements, if any, specified in the Credit Agreement that are required to be satisfied in order to make a Permitted Loan Purchase of the Assigned Interest.

4. The effective date of this Permitted Loan Purchase Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). [Following the execution of this Permitted Loan Purchase Assignment and Acceptance, the Assigned Interest shall be deemed to be automatically and immediately (contributed to the Borrower, if applicable, and) cancelled and extinguished. The Administrative Agent shall update the Register, effective as of the Effective Date, to record such event as if it were a prepayment of such Assigned Interest pursuant to Section 9.04(h) of the Credit Agreement.]2

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to the Effective Date. No payments in respect of the Assigned Interest (which shall be deemed to have been cancelled and extinguished as of the Effective Date) shall be due to the Assignor or the Assignee from and after the Effective Date.

6. As of the Effective Date, the Assignor shall, to the extent provided in this Permitted Loan Purchase Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Permitted Loan Purchase Assignment and Acceptance shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Permitted Loan Purchase Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Permitted Loan Purchase Assignment and Acceptance by electronic means shall be effective as delivery of a manually executed counterpart of this Permitted Loan Purchase Assignment and Acceptance.

8. This Permitted Loan Purchase Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

[2]	Include bracketed language in Section 4 if the Assignee is the Borrower.

2

IN WITNESS WHEREOF, the parties hereto have caused this Permitted Loan Purchase Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

[INSERT NAME],
as Assignor

By:
Name:
Title:

[INSERT NAME], as Assignee

By:
Name:
Title:

[Signature Page to the Permitted Loan Purchase Assignment and Acceptance]

SCHEDULE 1

Assigned Interests

Amount of Loans Assigned	Aggregate Amount of Outstanding Loans	Percentage Assigned of Outstanding Loans[3]

[3]	Set forth, to at least 9 decimals, as a percentage of the outstanding Loans of all Lenders under the Credit Agreement.

Schedules to $130MM Unrestricted Subsidiary Agreement

Schedule 2.01

Initial Lenders

Lender	Commitment in $
SC Credit Opportunities Mandate LLC	306,564.48
Brigade Opportunistic Credit LBG Fund Ltd.	1,881,663.84
Big River Group Fund SPC Limited - Bond Segregated Portfolio	159,160.32
Brigade Leveraged Capital Structures Fund Ltd.	6,395,803.20
Brigade Credit Fund II Ltd	5,027,114.88
Texas Absolute Credit Opportunities Strategy LP	261,122.40
Brigade Opportunistic Credit Fund - ICIP, Ltd.	584,190.72
Brigade Opportunistic Credit Fund 16 LLC	369,188.64
Saba Capital Master Fund II, Ltd.	538,353.67
Saba Capital Series LLC Series 1	203,935.12
Saba Capital Master Fund Ltd.	114,487.41
Brigade Distressed Value Master Fund Ltd.	837,626.40
The Coca-Cola Company Master Retirement Trust	656,536.32
U.S. High Yield Bond Fund	142,656.48
Elliot International L.P.	20,287,497.10
The Liverpool Limited Partnership	9,547,147.22
SEI Institutional Investments Trust-High Yield Bond Fund	724,812.48
SEI Institutional Managed Trust-High Yield Bond Fund	532,192.32
Blue Falcon Limited	163,908.00
Delta Master Trust	531,061.92
JPMorgan Chase Retirement Plan	144,691.20
AllianceBernstein Multi-Manager Alternative Strategies Fund	25,999.20
Goldman Sachs Trust II - Goldman Sachs Multi Manager Alternatives Fund	442,438.56
Los Angeles County Employees Retirement Association	1,113,444.00
Goldman Sachs Funds II SICAV - Goldman Sachs Global Multi-Manager Alternatives Portfolio	74,380.32
FedEx Corporation Employees’ Pension Trust	511,845.12
Tasman Fund LP	1,259,943.84
Future Directions Credit Opportunities Fund	184,029.12
SEI Global Master Fund Plc the SEI High Yield Fixed Income Fund	277,626.24
Solus Opportunities Fund 5 LP	25,999.20
VII Peaks Co-Optivist Income BDC II, Inc.	407,200.75
Sola Ltd.	687,283.20
Ultra Master Ltd.	51,998.40
VII Peaks Co-Optivist B Fund II, LLC	44,537.76
VII Peaks Co-Optivist R Fund I, LLC	2,939.04
State Street Global Advisors	966,265.92
Morgan Stanley + Co LLC	452.16
Saba Capital Leveraged Master Fund, Ltd	73,593.00

FFI Fund Ltd.	1,780,506.00
Ares Special Situations Fund III, L.P.	1,120,305.68
Ares Special Situations Fund IV, L.P.	7,490,843.10
FYI Ltd.	339,144.00
Claire’s Inc.*	8,296,875.34
AAA Co-Invest VI BC, LTD.*	667,643.54
AAA Co-Invest VI (EHS-BC), LLC *	353,230.91
Apollo Overseas Partners (Delaware 892) VI, L.P.*	783,503.19
Apollo Investment Fund VI, L.P. *	2,792,977.74
Apollo Overseas Partners (Germany) VI, L.P.*	13,088.13
Apollo Overseas Partners VI, L.P. *	767,737.94
Apollo Overseas Partners (Delaware) VI, L.P.*	318,130.92
Euro VI (BC) S.à r.l.*	20,241,986.28
TOTAL COMMITMENT:	$100,525,662.72

Lenders with a * denotes an Affiliate lender.

2

Schedule 3.01

Organization and Good Standing

None.

Schedule 3.04

Governmental Approvals

None.

Schedule 3.08

Subsidiaries

Name	Jurisdiction	Owner of Equity Interests
CLSIP LLC	Delaware	100% owned by CLSIP Holdngs LLC

Schedule 3.12

Intellectual Property

None.

Schedule 3.13

Anti-Money Laundering Laws

None.

Schedule 9.01

Notice Information

Administrative Agent or Collateral Agent:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention of: Meghan McCauley

Telephone No.: (612) 217-5647

Facsimile No.: (612) 217-5651

E-mail: mmccauley@wilmingtontrust.com

with a copy to:

Lindquist & Vennum LLP

4200 IDS Center

South 8th Street

Minneapolis, MN 55402

Attention of: Mark C. Dietzen

Telephone No.: (612) 371-2452

Facsimile No.: (612) 371-3207

E-mail: mdietzen@lindquist.com

Holdings and Borrower:

CLSIP LLC

c/o Claire’s Stores, Inc.

3 SW 129th Avenue

Suite 400

Attention: Ron Marshall, and Chief Executive Officer

Pembroke Pines, FL 33027

Fax No.: (954) 433-3999

Website: http://www.clairestores.com/phoenix.zhtml?c=68915&p=irol-sec